UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

G-III APPAREL GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. to be held on Tuesday, June 9, 2009 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to (i) elect nine directors to serve on our Board of Directors for the ensuing year, (ii) approve the performance-based bonus provision of the amended Employment Agreement with Sammy Aaron, (iii) approve amendments to our 2005 Stock Incentive Plan and (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010. At the meeting, we will also report on the affairs of G-III, and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

Thank you for your cooperation.

Very truly yours,

Morris Goldfarb
Chief Executive Officer

May 4, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
PROXY STATEMENT
GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2
APPROVAL OF THE PERFORMANCE-BASED BONUS PROVISION OF THE AMENDED EMPLOYMENT AGREEMENT WITH SAMMY AARON
PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO OUR 2005 STOCK INCENTIVE PLAN
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A
APPENDIX B

G-III APPAREL GROUP, LTD.
512 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
and
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

June 9, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. will be held on Tuesday, June 9, 2009 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103, for the following purposes:

(1)	To elect nine directors to serve on our Board of Directors for the ensuing year.

(2)	To approve the performance-based bonus provision of the amended Employment Agreement with Sammy Aaron.

(3)	To approve amendments to our 2005 Stock Incentive Plan.

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010.

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 1, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxies and vote their shares in person.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 9, 2009

The proxy statement and our 2009 Annual Report to Stockholders are available in the “About G-III” section of our website at http://www.g-iii.com.

By Order of the Board of Directors

Wayne S. Miller
Secretary

New York, New York
May 4, 2009

G-III APPAREL GROUP, LTD.
512 Seventh Avenue
New York, New York 10018

PROXY STATEMENT

GENERAL INFORMATION

General

This Proxy Statement (first mailed to stockholders on or about May 4, 2009) is furnished to the holders of common stock, par value $.01 per share (the “Common Stock”), of G-III Apparel Group, Ltd. (“G-III”) in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 9, 2009, at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

It is proposed that at the Annual Meeting: we (i) elect nine directors to serve on our Board of Directors for the ensuing year, (ii) approve the performance-based bonus provision of the amended Employment Agreement with Sammy Aaron, (iii) approve amendments to our 2005 Stock Incentive Plan and (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010.

Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by us prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nine nominees for director as shown on the form of proxy, (ii) the approval of the performance-based bonus provision of the amended Employment Agreement with Sammy Aaron, (iii) the approval of amendments to our 2005 Stock Incentive Plan and (iv) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010.

Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of G-III a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby “for” the election of each of the nine nominees for director as shown on the form of proxy, “for” approval of the performance-based bonus provision of the amended Employment Agreement with Sammy Aaron, “for” approval of amendments to our 2005 Stock Incentive Plan and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

On May 1, 2009, there were 16,695,777 shares of Common Stock outstanding (excluding those held in treasury). Each of these shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 1, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rules of the New York Stock Exchange. Under current New York Stock Exchange rules, brokers have discretionary authority to vote on the election of each of the nine nominees for director and on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010, but not on the approval of the performance-based bonus provision of the amended Employment Agreement with Sammy Aaron or on the approval of amendments to our 2005 Stock Incentive Plan.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. All other matters to be voted on will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of March 1, 2009 (except as otherwise noted in the footnotes) regarding the beneficial ownership of our Common Stock of: (i) each person known by us to own beneficially more than five percent of our outstanding Common Stock; (ii) each director and director nominee; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation” below); and (iv) all directors, nominees and executive officers as a group. Pieter Deiters, a current director, will not stand for reelection at the Annual Meeting. Jeffrey Goldfarb, the President of G-III’s Calvin Klein Ladies Suits Division, is a new director nominee. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. The percentage of ownership is based on 16,695,777 of shares of Common Stock outstanding as of March 1, 2009. Unless otherwise indicated in the table below, each beneficial owner has an address in care of our principal executive offices at 512 Seventh Avenue, New York, New York 10018.

	Amount and Nature of
	Beneficial Ownership of		Percentage of
Name and Address of Beneficial Owner	Common Stock		Common Stock

Morris Goldfarb	3,238,655	(1)	19.3%
Sammy Aaron	163,859		*
Thomas J. Brosig 2011 Bayou Laporre Biloxi, MS 39531	15,900	(2)	*
Pieter Deiters	15,600	(3)	*
Alan Feller	16,012	(4)	*
Jeffrey Goldfarb	167,628	(5)	1.0%
Carl Katz	109,961	(6)	*
Laura Pomerantz	10,800	(7)	*
Willem van Bokhorst Johan van Walbeeckplein 11 Curaçao, Netherlands Antilles	63,225	(8)	*
Richard White	46,500	(9)	*
Buckingham Capital Management Incorporated(10) 750 Third Avenue, Sixth Floor New York, NY 10017	2,750,523		16.5%
FMR LLC(11) 82 Devonshire Street Boston, MA 02109	1,854,100		11.1%
NorthPointe Capital LLC(12) 82 Devonshire Street Boston, MA 02109	1,244,818		7.5%
Jeanette Nostra	109,961	(13)	*
Wayne S. Miller	45,000	(14)	*
Deborah Gaertner	39,250	(15)	*
Neal S. Nackman	31,400	(16)	*
All directors, nominees and executive officers as a group (14 persons)	3,963,790	(17)	23.3%

*	Less than one percent

(1)	Includes (i) 75,000 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options; (ii) 14,833 shares of Common Stock owned by Arlene Goldfarb, Mr. Goldfarb’s wife; (iii) 441,300 shares of Common Stock held by Morris and Arlene Goldfarb, as joint tenants; (iv) 37,500 shares of Common Stock owned by The Morris and Arlene Goldfarb Family Foundation, Inc., of which Mr. Goldfarb is the President and Treasurer and (v) 108,375 shares of Common Stock held by Goldfarb Family Partners, L.L.C., of which Mr. Goldfarb is the sole Manager.

(2)	Consists of shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(3)	Includes 3,000 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(4)	Includes 7,500 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(5)	Includes (i) 1,000 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options; (ii) 10,000 shares of Common Stock held by Jeff and Stacey Goldfarb, Mr. Goldfarb’s wife, as joint tenants; and (iii) 11,348 shares of Common Stock owned by the Amanda Julie Goldfarb Trust 2007 of which Mr. Goldfarb and his wife are co-trustees.

(6)	Includes 3,600 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options. Includes 37,500 shares of Common Stock which may be acquired by Ms. Nostra within 60 days upon exercise of options.

(7)	Consists of shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(8)	Includes 42,000 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(9)	Includes 34,500 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(10)	Information is derived from the Schedule 13G/A filed by Buckingham Capital Management Incorporated (“Buckingham Capital”) and Buckingham Research Group Incorporated (“Buckingham Research”) with the Securities and Exchange Commission on February 12, 2009. Buckingham Capital is a registered investment adviser and Buckingham Research, a registered broker-dealer and the parent company of Buckingham Capital, may be deemed to be the beneficial owner of the securities.

(11)	Information is derived from the Schedule 13G/A filed by FMR LLC (“FMR”), Edward C. Johnson 3d and Fidelity Management & Research Company (“Fidelity”) with the Securities and Exchange Commission on January 12, 2009. Fidelity is a registered investment adviser and subsidiary of FMR, and is the beneficial owner of 1,442,700 shares of Common Stock. Edward C. Johnson 3rd and FMR each has sole dispositive power with respect to 1,442,700 shares of Common Stock owned by certain funds. Pyramis Global Advisors Trust Company (“PGATC”), an investment manager and subsidiary of FMR, is the beneficial owner of 406,199 shares of Common Stock. Edward C. Johnson 3d and FMR, through its control of PGATC, has sole dispositive power with respect to 406,199 shares of Common Stock and sole voting power with respect to 406,199 shares of Common Stock. FIL Limited (“FIL”) is the beneficial owner of 5,201 shares of Common Stock. FMR and FIL are of the view that they are not acting as a “group” and are not otherwise required to attribute beneficial ownership of the securities to each other, but voluntarily reported their beneficial ownership on a joint basis in the Schedule 13G/A.

(12)	Information is derived from the Schedule 13G filed by NorthPointe Capital, LLC (“NorthPointe”) with the Securities and Exchange Commission on February 13, 2009. NorthPointe is a registered investment adviser and has sole voting power with respect to 796,496 shares of Common Stock and sole dispositive power with respect to 1,244,818 shares of Common Stock.

(13)	Includes 37,500 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options. Includes 3,600 shares of Common Stock which may be acquired by Mr. Katz within 60 days of March 1, 2009 upon exercise of options.

(14)	Includes 37,500 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(15)	Includes 14,250 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(16)	Consists of shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

(17)	Includes 313,950 shares of Common Stock which may be acquired within 60 days of March 1, 2009 upon the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, our directors, officers and beneficial owners of more than ten percent of our Common Stock were in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended, during fiscal 2009.

CORPORATE GOVERNANCE

The Board of Directors has determined that Thomas Brosig, Alan Feller, Laura Pomerantz, Willem van Bokhorst and Richard White are independent directors. Pieter Deiters, who will not stand for reelection at the Annual Meeting, is also an independent director. The independent directors constitute a majority of the Board of Directors. In making its determination regarding the independence of the directors, the Board relied upon information provided by each of the directors and noted that each independent director meets the standards for independence set out in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market LLC and under the applicable rules and regulations of the Securities and Exchange Commission, and that there is no material business relationship between G-III and any independent director, including any business entity with which any independent director is affiliated. The Board of Directors reviewed the role of Thomas Brosig as manager of a real estate development project in Mississippi in which Morris Goldfarb and Sammy Aaron, both of whom are executive officers and directors of G-III, were investors, and the consulting services rendered by Mr. Brosig in fiscal 2009 in connection with G-III’s acquisition of certain assets of Wilsons The Leather Experts, Inc. and some of its subsidiaries. The Board determined these transactions did not impact Mr. Brosig’s status as an independent director.

The Board of Directors held five meetings and acted by unanimous consent once during the fiscal year ended January 31, 2009. During the fiscal year ended January 31, 2009, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he or she served during the time period in which he or she served, except for Sammy Aaron. We do not have a formal policy regarding attendance by members of the Board of Directors at annual stockholders meetings. Four of our nine current directors attended the 2008 Annual Meeting of Stockholders.

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. Each member of our Audit, Compensation and Nominating Committees has been determined by the Board of Directors to be “independent” within the meaning of Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market LLC and, in addition, each member of the Audit Committee is “independent” within the meaning of Marketplace Rule 4350(d) of The NASDAQ Stock Market LLC and under the applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

Audit Committee

The Audit Committee, composed of Alan Feller, Willem van Bokhorst and Richard White, is responsible for, among other things, assisting the Board in monitoring (i) the integrity of our financial statements, (ii) the qualifications and independence of our independent auditors, (iii) the performance of our internal audit function and independent auditors, and (iv) the compliance by us with legal and regulatory requirements. Mr. Feller is the Chairman of the Audit Committee. The Board has determined that each of Messrs. Feller and White is an audit committee financial expert as such term is defined in the rules of the Securities and Exchange Commission. The Audit Committee met seven times during the fiscal year ended January 31, 2009. A current copy of the Audit Committee’s charter is available in the “About G-III” section of our website at http://www.g-iii.com.

Compensation Committee

The purpose of the Compensation Committee is to establish and monitor the basic philosophies and policies governing the compensation of our directors and executive officers and to discharge the responsibilities of the Board relating to such compensation. The Compensation Committee, composed of Laura Pomerantz, Willem van Bokhorst and Richard White, is responsible for reviewing and discussing with management, and recommending to the Board the inclusion of, the Compensation Discussion and Analysis in our annual proxy statement. Mr. White is the Chairman of the Compensation Committee. The Compensation Committee is also empowered to establish and review our compensation practices and policies and to recommend and/or set the compensation for our executive officers, as well as to authorize and approve employment agreements with our executive officers. In accordance with Nasdaq rules and the Compensation Committee Charter adopted by the Board of Directors, fiscal 2009 compensation of G-III’s executive officers was determined by the Compensation Committee. The Compensation Committee consults with Morris Goldfarb, our Chairman and Chief Executive Officer, in connection with making its determinations regarding base salary and bonuses for all executive officers, excluding Morris Goldfarb and Sammy Aaron, whose base salaries and bonuses are determined by their respective employment agreements with us (in the case of Mr. Aaron’s bonus, subject to stockholder approval of Proposal No. 2, beginning in the fiscal year ending January 31, 2010, or fiscal 2010). The Compensation Committee relies to a large extent on the Chief Executive Officer’s evaluation of each executive officer’s performance and his recommendations in determining the amount and mix of the total compensation paid to our named executive officers.

In addition, the Compensation Committee is empowered to oversee and make all decisions regarding our 2005 Stock Incentive Plan. The Compensation Committee also may form and delegate authority to any subcommittee comprised solely of its members who are independent so long as such formation and delegation are in compliance with applicable law and Nasdaq rules. The Compensation Committee met seven times and acted three times by unanimous written consent during the year ended January 31, 2009. A current copy of the Compensation Committee’s charter is available in the “About G-III” section of our website at http://www.g-iii.com.

Compensation Committee Interlocks and Insider Participation

During the year ended January 31, 2009, Laura Pomerantz, Willem van Bokhorst and Richard White served on our Compensation Committee. None of the members of the Compensation Committee (i) has ever been an officer or employee of ours or (ii) had any relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers have served on the board or compensation committee (or other committee serving as equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

Nominating Committee and Nominations Process

The Nominating Committee assists the Board in its selection of individuals (i) as nominees for election to the Board of Directors and (ii) to fill any vacancies or newly created directorships on the Board. The members of the Nominating Committee are Messrs. Brosig and White. Mr. White is the Chairman of the Nominating Committee. The Nominating Committee met formally once during the fiscal year ended January 31, 2009 and the members of the Nominating Committee informally discussed Committee matters on numerous occasions. Our Chief Executive Officer recommended that Jeffrey Goldfarb be considered by the Nominating Committee for nomination as a director. The Nominating Committee met with Jeffrey Goldfarb for the purpose of considering and evaluating his qualifications as a nominee to the Board. The Nominating Committee met to review the performance of the members of the Board and the nomination of Jeffrey Goldfarb as a director, and recommended to our Board that the existing directors (other than Pieter Deiters who informed us that he would not be standing for reelection) and Jeffrey Goldfarb be nominated for election as directors at the Annual Meeting. A copy of the Nominating Committee’s charter is available in the “About G-III” section of our website at http://www.g-iii.com.

It is the policy of the Nominating Committee to consider candidates for Board membership suggested by Nominating Committee members and other Board members, management, our stockholders, third-party search firms and any other appropriate sources. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018. Recommendations must be received by January 4, 2010 to be considered for the 2010 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of our Common Stock beneficially owned by the recommending stockholder, a statement that the recommended nominee has expressed his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the individual recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating Committee will consider the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence (as that term is defined under the rules of the Securities and Exchange Commission and the Nasdaq listing standards) and the requirement to maintain a Board that is composed of a majority of independent directors, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates recommended from any other source.

Stockholder Communications

The Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Board or such director c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018, Attn: Secretary. All such communications should include a representation from the submitting stockholder setting forth the stockholder’s address and the number of shares of our Common Stock beneficially owned by the stockholder. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and will respond as appropriate. Absent unusual circumstances, the Secretary of G-III will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, or the director to whom such communication is addressed, as the Secretary considers appropriate. Each stockholder communication will be forwarded to all directors, or the director to whom it is addressed, if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers with respect to the fiscal year ended January 31, 2009, or fiscal 2009. In the future, as the Compensation Committee continues to review our compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Executive Compensation Philosophies and Policies

Our compensation philosophies and policies have evolved over the years. The goals of our compensation program are intended to:

•	attract and retain the most highly qualified managerial and executive talent by paying compensation that is competitive with the compensation paid to persons having similar responsibilities and duties at our company and at other companies in our industry and of similar size;

•	provide appropriate incentives to produce superior performance of our executives and employees;

•	emphasize sustained performance by aligning rewards with stockholders’ interests;

•	motivate executives and employees to achieve G-III’s annual and long-term business goals; and

•	reward executives for superior individual contributions to G-III.

The Compensation Committee, comprised entirely of independent directors, seeks to achieve these goals in making its decisions with respect to executive compensation. Compensation for our named executive officers is linked to individual performance, experience, leadership and company performance. Measurement of performance is made against financial and non-financial objectives. Additionally, while we generally place more emphasis on internal equity in our compensation decisions, the Compensation Committee may also periodically review competitive market and trend data, performance and market data of other publicly-held apparel companies, individual and company performance.

In fiscal 2009, the Compensation Committee retained an outside compensation consultant, Steven Hall & Partners, to make recommendations concerning the base salary and benefits of Morris Goldfarb, the base salaries and incentive bonus opportunities for Wayne S. Miller and Jeanette Nostra, the grant of equity incentive awards to Messrs. Goldfarb and Miller and Ms. Nostra, the terms of executive transition agreements with Mr. Miller and Ms. Nostra, and the renewal terms of Sammy Aaron’s employment agreement. The consultant interviewed members of management with respect to their views regarding compensation and provided general advice to the Compensation Committee as to whether proposed compensation for Messrs. Goldfarb and Miller, as well as Ms. Nostra, fell within a broad range of comparable compensation. The Compensation Committee did not request the consultant to perform any in depth test of compensation against detailed market data.

Executive Officer Compensation Processes

In establishing the compensation for our executive officers for fiscal 2009, we:

•	assessed our executive officers’ performance in relation to G-III’s performance;

•	analyzed the compensation levels of comparable executive officers in our company;

•	assessed our financial and business results compared to our forecast and our financial performance relative to our past performance and financial goals; and

•	determined a mix of base salary and bonus, along with an equity position for some of our executive officers, to align our executive officers’ compensation with performance.

The Compensation Committee takes into consideration the accounting and, to a lesser extent, tax treatment of its compensation decisions. The Compensation Committee has been cognizant of the benefit of stock options or restricted stock units granted to employees measured against the related future compensation charges that will be incurred as a result of equity grants. Because we had not provided equity-based compensation to some of our executive officers for over three years, in June 2008, the Compensation Committee granted restricted stock units to three of our named executive officers. In April 2009, the Compensation Committee granted restricted stock units to each of our named executive officers. In each case, the Compensation Committee considered whether it was preferable to grant options or restricted stock units, the potential future impact of the cost to be recognized and potential dilution and measured it against the benefit to the executives and determined that the restricted stock units provided a better matching of benefit to the executives and related cost, as well as lower potential dilution to us.

The Compensation Committee consults with Morris Goldfarb, our Chairman and Chief Executive Officer, in connection with making its determinations regarding base salary and bonuses for all executive officers, excluding Morris Goldfarb and Sammy Aaron, whose base salaries and bonuses are determined by their respective employment agreements with us (in the case of Mr. Aaron’s bonus, subject to stockholder approval of Proposal No. 2, beginning in fiscal 2010). The Compensation Committee relies to a large extent on the Chief Executive Officer’s evaluation of each executive officer’s performance and his recommendations in determining the amount and mix of the total compensation paid to our named executive officers.

Components of the Executive Compensation Program

One of G-III’s strengths is a strong management team. The compensation program is designed to enable G-III to attract, retain and reward capable employees who contribute to G-III’s success. Equity participation and a strong alignment to stockholders’ interests are also elements of our compensation philosophy. Generally, executive compensation has been paid primarily in cash as base salaries and bonus, although this is not due to any specific practice, policy or formula regarding the allocation between long-term and currently paid out compensation or the allocation between cash and non-cash compensation. Our executive compensation program consists, in general, of base salary, annual bonuses and stock-based awards. For the fiscal year ended January 31, 2009, base salary and bonus comprised greater than 85% of the total compensation package for each named executive officer.

Base Salary.  Base salaries are intended to attract and retain talent, provide competitive compensation for the performance of an executive’s basic job duties, and recognize an executive’s responsibilities, experience, leadership and contribution to the success of G-III. Base salaries have been reviewed periodically. The base annual salary for each of Morris Goldfarb, our Chairman and Chief Executive Officer, and Sammy Aaron, our Vice Chairman, are determined pursuant to their employment agreements with us, subject to increase as determined by the Compensation Committee. The Compensation Committee reviews base salaries, as well as other components of compensation, on an annual basis. Salary adjustments are generally determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of G-III and the competitive marketplace. Salary adjustments to our named executive officers are usually the result of a recommendation by our Chief Executive Officer.

During fiscal 2009, the Compensation Committee granted an increase in Morris Goldfarb’s base salary to $1,000,000 per year, effective July 1, 2008. In granting this base salary increase, the Compensation Committee noted that Mr. Goldfarb had not received a salary increase for over 10 years. In addition, in connection with the amendment of Sammy Aaron’s employment agreement with us in October 2008, the Compensation Committee approved an increase in Mr. Aaron’s base salary to $750,000, effective February 1, 2009. None of the other named executive officers received an increase in base salary in fiscal 2009. However, in response to economic uncertainties with respect to fiscal 2010 and as part of our cost reduction program, in January 2009, based on a recommendation from our management, the Compensation Committee recommended that the base salaries of Morris Goldfarb and Sammy Aaron be reduced by 20%, which was agreed to by each of them, and reduced the base salaries of Wayne S. Miller and Jeanette Nostra by 20%, and the base salary of Neal S. Nackman by 10%, all for the six-month period commencing February 1, 2009. The Compensation Committee also reduced compensation paid to directors who are not employees of, or consultants to, us (“Non-Employee Directors”) by 20% during this six month period. For a description of the base salaries paid to our named executive officers for fiscal 2009, you should read the Summary Compensation Table and the narrative discussion thereof in this Proxy Statement.

Annual Bonuses.  Annual bonuses for our named executive officers are intended to reward company-wide and individual performance during the year. Bonuses for executive officers, other than as required by our employment agreements with our Chief Executive Officer and our Vice Chairman (subject to stockholder approval of Proposal No. 2), are discretionary and are generally based on the recommendation of our Chief Executive Officer. In June 2008, the Compensation Committee approved an annual incentive arrangement under which Wayne S. Miller and Jeanette Nostra may be entitled to annual bonuses ranging from 50% to 200% of their respective base salaries, based on the discretionary assessment of the Chief Executive Officer, although there is no guarantee that a bonus will be paid to Mr. Miller or Ms. Nostra in any year notwithstanding the proposed ranges for bonus compensation. While discretionary, the Compensation Committee reviews with our Chief Executive Officer our performance compared to our plan for the year in determining the amount of bonuses to be granted. In addition to measuring our performance against our plan for the year, individual awards are determined based upon an executive’s base salary relative to other senior executives and the executive’s performance and contribution to us during the year.

In determining bonuses for fiscal 2009, the Compensation Committee recognized that we had reported a loss for fiscal 2009 on a GAAP basis. Under applicable accounting rules, we were required to record impairment charges. The Compensation Committee discussed the underlying performance of our business in a year of unprecedented challenges and decided that the payment of discretionary bonuses with respect to fiscal 2009 would be appropriate. Accordingly, in analyzing our profitability, the Compensation Committee reviewed our operating results without taking into account the impairment charges and decided to award discretionary bonuses to our executive officers for fiscal 2009, although in amounts less than in fiscal 2008.

In assessing individual performance, much like the determination of base salaries, the Compensation Committee considers the individual’s achievement in light of his or her position and responsibilities and contribution to our financial performance, as well as relative bonus levels among our senior executives. Individual performance is measured by, among other things, our financial performance, including sales growth, margin improvement and cost cutting, as well as managing major corporate transactions such as raising capital or the successful completion of an acquisition. The Compensation Committee retains authority to award bonuses on a discretionary basis reflecting, for example, excellent performance in unusual or difficult circumstances even if our financial plan is not achieved.

The Compensation Committee considers the recommendation of G-III’s Chief Executive Officer in awarding discretionary bonuses to other executive officers. Discretionary bonuses for fiscal 2009 awarded to Mr. Nackman, Mr. Miller and Ms. Nostra are reflected in the Summary Compensation Table set forth in this Proxy Statement. The bonus paid to Mr. Goldfarb pursuant to his employment agreement is also reflected in the Summary Compensation Table, and discussed further in the narrative discussion following the Summary Compensation Table. Mr. Aaron’s bonus for fiscal 2009, if any, has not yet been determined. The Compensation Committee did not consider Mr. Aaron for bonuses in prior fiscal years because of his eligibility, pursuant to the stock purchase agreement in connection with our acquisition of Marvin Richards in July 2005, for earnout payments based on the profitability of his division with respect to those fiscal years. See “Certain Relationships and Related Transactions” for a discussion of this earnout payment. Also, see “Proposal No. 2 — Approval of the Performance-Based Bonus Provision of the Amended Employment Agreement with Sammy Aaron” for a description of the proposed bonus provision for Mr. Aaron with respect to fiscal 2010 and thereafter.

The Compensation Committee believes that bonuses should constitute a higher percentage of the overall compensation of named executive officers than in the past to reward individual performance and our overall performance. However, because our results of operations in fiscal 2009, excluding the effect of our impairment charge, were lower than in fiscal 2008, the Compensation Committee awarded lower bonuses to our executive officers in fiscal 2009 than in fiscal 2008. In determining individual bonuses, the Committee considers the scope of job responsibilities, individual contribution, current compensation, tenure and G-III’s overall earnings performance. The Compensation Committee made all determinations regarding the award of bonuses to executive officers with respect to fiscal 2009. For a description of the bonuses paid to our named executive officers for fiscal 2009, you should read the Summary Compensation Table and the narrative discussion thereof in this Proxy Statement.

Stock-Based Awards.  We believe that equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. The Compensation Committee believes that option, restricted stock and restricted stock unit awards are consistent with the objectives of our executive compensation program, because grants of options, restricted stock and restricted stock units promote a long-term view and incentivize growth in stockholder value. The Compensation Committee believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from increases in the price of our Common Stock. By this approach, the best interests of stockholders, executives and employees will be closely aligned.

In fiscal 2006, we issued restricted stock to our executive officers in order to balance G-III’s historical reliance on stock option grants. In October 2007, the Compensation Committee granted options to purchase an aggregate of approximately 170,000 of our shares to a broad-based group of employees, including two of our executive officers.

The Compensation Committee granted restricted stock units to our named executive officers in June 2008 and April 2009 as set forth below:

Named Executive Officer	June 2008	April 2009

Morris Goldfarb	150,000	60,000
Sammy Aaron	—	40,000
Wayne S. Miller	50,000	30,000
Jeanette Nostra	35,000	20,000
Neal S. Nackman	—	15,000

These grants will enable the recipients to receive shares of Common Stock, subject to satisfaction of specified performance and continuing service conditions.

The grant of options, restricted stock or restricted stock units is based primarily on an employee’s potential contribution to our growth and financial results. In determining the size of grants, we also consider the number and exercise price of options and number of shares of restricted stock or restricted stock units previously granted to each executive, and the aggregate amount of the current option, restricted stock or restricted stock unit grants. Options are granted at the prevailing market value of our Common Stock and will only have value if our stock price increases. Generally, grants of options vest over time, and the individual must be employed by G-III for the options to vest. We have also granted shares of restricted stock and restricted stock units that vested or will vest based on a significant increase in the price of our Common Stock. In some cases, these grants also have a time based vesting condition. We do not have a formal policy with respect to required stock ownership or with respect to adjusting or recovering bonus awards or payments if we were to restate our financial statements.

Other Compensation

Consistent with our pay-for-performance compensation philosophy, we intend to continue to maintain executive benefits and perquisites for our executive officers; however, the Compensation Committee at its discretion may revise, amend or add to our executive officers’ benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently at competitive levels for companies similar to ours.

Our named executive officers are eligible to participate in benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability plans. We also sponsor a voluntary 401(k) Employee Retirement Savings Plan for eligible employees administered by Diversified Investment Advisors, Inc. Employees must be at least 21 years of age and have one year with us to be eligible to participate in the plan. Previously, fifty percent of the amount of employee contributions, including those by our named executive officers, may be matched by us up to a maximum of six percent of eligible compensation. As part of our cost reduction efforts, in January 2009, we elected not to make matching contributions to our 401(k) plan for fiscal 2009.

In addition, we provide reasonable perquisites to our named executive officers. For a description of the perquisites paid to our named executive officers for fiscal 2009, you should read the Summary Compensation Table and the narrative discussion thereof in this Proxy Statement.

Change-in-Control Payments

We do not have in effect any general plan that provides for change-in-control payments to our executive officers. Our employment agreements with Morris Goldfarb and Sammy Aaron contain change-in-control provisions. In addition, in June 2008, our Compensation Committee approved the terms of executive transition agreements, containing change-in-control provisions, between us and Wayne S. Miller and us and Jeanette Nostra. These provisions are discussed under “Potential Payments Upon Termination or Change-in-Control” below. We do not have any severance or change in control arrangements with Neal S. Nackman.

2005 Stock Incentive Plan

In 2005, our Board of Directors and stockholders adopted the G-III Apparel Group, Ltd. 2005 Stock Incentive Plan (as amended to date, the “2005 Plan”). There were 240,971 shares available for issuance under the 2005 Plan as of January 31, 2009.

At the 2007 Annual Meeting, our stockholders approved an amendment to the 2005 Plan to reflect changes resulting from our stock split in 2006 and to increase the number of shares of Common Stock available under the 2005 Plan, subject to an annual increase to maintain a share pool equal to six percent (6%) of the total number of issued and outstanding shares of Common Stock on each January 31. On September 11, 2007, our Compensation Committee and Board of Directors approved other amendments to the 2005 Plan to: (i) give the Compensation Committee sole responsibility for matters relating to awards to Non-Employee Directors, (ii) limit the ability to accelerate vesting other than in connection with a change in control or death, disability or retirement, and (iii) add minimum vesting and performance periods applicable to restricted stock and deferred stock awards. We are proposing further amendments to the 2005 Plan be approved at the 2009 Annual Meeting, including an amendment to increase the number of shares available for issuance under the Plan.

The 2005 Plan permits us to grant stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to directors, officers, employees, consultants and other individuals (including, independent contractors) who perform or will perform services for us or our affiliates. The Compensation Committee may establish conditions and restrictions on the vesting of such awards and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

Generally, the Compensation Committee administers the 2005 Plan, and has discretion to select the persons to whom awards will be made under the 2005 Plan and prescribe the terms and conditions of each award under the 2005 Plan, subject to the delegation of authority discussed above. The Board of Directors also has the power to administer the 2005 Plan. With respect to the application of the 2005 Plan to directors who are Non-Employee Directors, the Compensation Committee has sole responsibility and authority for matters relating to the grant and administration of such awards. A more complete description of the 2005 Plan is set forth below in “Proposal No. 3 — Approval of Amendments to Our 2005 Stock Incentive Plan.”

1999 Stock Option Plan for Non-Employee Directors

Pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”), we have automatically granted options to purchase shares of Common Stock on an annual basis to Non-Employee Directors.

Under the 1999 Plan, which is administered by our Board of Directors, each Non-Employee Director had automatically been granted an option to purchase up to 3,000 shares of Common Stock on the day after each annual meeting of our stockholders. Additionally, the 1999 Plan provided that the Board of Directors, acting in its discretion, may make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual when he or she first becomes a Non-Employee Director. All options issued under the 1999 Plan are exercisable at a per share exercise price equal to the closing sale price of a share of Common Stock on the grant date.

There were approximately 39,180 shares available for issuance under the 1999 Plan as of January 31, 2009. The 1999 Plan terminated on April 28, 2009, the tenth anniversary of its effective date. As the 1999 Plan terminated prior to the 2009 Annual Meeting, we intend to make annual grants to our Non-Employee Directors, as well as one-time grants to new Non-Employee Directors, under the 2005 Plan.

The Board of Directors determined that the annual option grant to each Non-Employee Director after the 2009 Annual Meeting would be for 3,000 shares. Accordingly, Ms. Pomerantz and each of Messrs. Brosig, Feller, Katz, van Bokhorst and White will receive an option to purchase 3,000 shares of Common Stock under the 2005 Plan if re-elected to the Board at the 2009 Annual Meeting.

Timing of Stock Option Grants

We do not have any plan to select option grant dates or restricted stock or restricted stock unit award grant dates for our named executive officers in coordination with the release of material non-public information. The Compensation Committee has adopted a general policy that option grants should be made annually, except for new hires and promotions, after the release of earnings for the prior fiscal year. It is anticipated that options granted to new hires or upon a promotion will generally be made on the first business day of the month after the commencement of employment or effectiveness of the promotion. The exercise price of all stock options awarded to our named executive officers has been made at the market price on the date of the award.

Effect of Section 162(m) of the Code

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly held corporation is generally prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to its chief executive officer and other named executive officers (other than the Chief Financial Officer) for a single taxable year. However, Section 162(m) of the Code provides an exemption for certain “performance-based” compensation. Annual incentive bonus amounts payable to Mr. Goldfarb pursuant to his employment agreement and compensation attributable to non-qualified stock options have been structured to qualify for the “performance-based compensation” exemption. Assuming the performance-based bonus provision contained in Mr. Aaron’s amended employment agreement is approved by our stockholders pursuant to Proposal No. 2, we intend that the bonuses awarded to Mr. Aaron for fiscal 2010 and future years under Mr. Aaron’s amended employment agreement will also be treated as exempt “performance-based” compensation under Section 162(m) of the Code. “See Proposal No. 2 — Approval of the Performance-Based Bonus Provision of the Amended Employment Agreement with Sammy Aaron.”

The Compensation Committee is mindful of the $1 million limit on deductibility of executive compensation under Section 162(m) of the Code. However, the Committee is not constrained from authorizing the payment of compensation that is subject to the deduction limit and may do so as and when it deems appropriate and in the best interest of the company under the circumstances. For example, Mr. Goldfarb’s annual salary rate was increased to $1 million per year effective July 1, 2008 (although it was then reduced to $800,000 for the six months beginning February 1, 2009). Salary does not qualify as “performance-based” compensation for purposes of Section 162(m). Other portions of compensation that Mr. Goldfarb may receive also may not qualify. Accordingly, although the Compensation Committee considers the net cost to G-III in making all compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that we will be allowed to deduct all of the compensation paid to our executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Richard White, Chairman
Laura Pomerantz
Willem van Bokhorst

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation paid to or earned by our chief executive officer, chief financial officer and each of the three other most highly compensated executive officers (collectively, “Named Executive Officers”, individually, a “Named Executive Officer”), based on total compensation (excluding changes in pension value and nonqualified deferred compensation earnings) for the last three completed fiscal years for services in all capacities to us and our subsidiaries.

							Change in
							Pension
							Value
						Non-	and
						Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation		All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)		($)(3)	Total ($)

Morris Goldfarb	2007	$650,000	$1,244,000	—	$37,350	—	$37,696	(4)	$141,765	$2,110,811
Chairman of the Board and	2008	650,000	1,736,820	—	22,819	—	8,958	(5)	143,629	2,562,226
Chief Executive Officer	2009	854,167	1,261,440	$237,344	—	—	(171,939	)(6)	192,842	2,373,854
Neal S. Nackman	2007	275,000	125,000	—	27,120	—	—		9,000	436,120
Chief Financial Officer	2008	318,269	200,000	—	30,887	—	—		13,122	562,278
and Treasurer	2009	325,000	150,000	—	35,799	—	—		4,536	515,335
Sammy Aaron	2007	600,000	—	—	—	—	—		16,272	616,272
Vice Chairman	2008	600,000	—	—	—	—	—		28,580	628,580
	2009	600,000	(7)	—	—	—	—		23,320	623,320
Wayne S. Miller	2007	500,000	400,000	—	18,675	—	—		57,963	976,638
Chief Operating Officer	2008	500,000	500,000	—	11,410	—	—		64,156	1,075,566
and Secretary	2009	500,000	400,000	79,115	—	—	—		58,640	1,037,755
Jeanette Nostra	2007	500,000	200,000	—	18,700	—	—		28,069	746,769
President	2008	500,000	350,000	—	11,425	—	—		31,193	892,618
	2009	500,000	275,000	55,380	—	—	—		24,993	855,373

(1)	The amounts represent the compensation cost recognized by us in fiscal 2009 related to restricted stock unit awards made in fiscal 2009 in accordance with SFAS 123R.

(2)	Options vest equally over five years of continuous service after the date of grant and expire ten years after the date of grant. All options were granted at the market price of our Common Stock on the date of grant. The value of the option award in this column is the expense amount recognized for financial statement reporting purposes in accordance with FAS 123R and was estimated using the Black-Scholes option pricing model. The fair value of the award is being expensed over the vesting period of the option.
(3) All Other Compensation includes the following:

				Supplemental
				Long-Term
				Disability
			Life	Coverage	Matching
			Insurance	Insurance	Contribution to
			Premiums	Premiums	401(k) Plan
Name	Year	Total	(a)	(b)	(c)	Perquisites

Morris Goldfarb	2007	$141,765	$38,428	$18,333	$6,600	$78,404	(d)
	2008	143,629	39,978	18,333	6,422	78,896	(e)
	2009	192,842	39,992	18,333	—	134,517	(f)
Neal S. Nackman	2007	9,000	2,400	—	6,600	—
	2008	13,122	6,700	—	6,422	—
	2009	4,536	4,536	—	—	—
Sammy Aaron	2007	16,272	7,382	—	—	8,890	(g)
	2008	28,580	6,918	—	6,422	15,240	(g)
	2009	23,320	7,382	—	—	15,938	(g)
Wayne S. Miller	2007	57,963	36,234	15,129	6,600	—
	2008	64,156	39,954	15,129	6,422	2,651	(h)
	2009	58,640	39,219	15,129	—	4,292	(h)
Jeanette Nostra	2007	28,069	1,080	13,131	6,600	7,258	(i)
	2008	31,193	1,080	13,131	6,422	10,560	(i)
	2009	24,993	1,080	13,131	—	10,782	(i)

(a)	Includes the full amount of all premiums paid by G-III for life insurance coverage.

(b)	Includes the full amount of all premiums paid by G-III for supplemental long term disability coverage.

(c)	Includes our matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations). There was no matching contribution for fiscal 2009.

(d)	Includes our contribution of $50,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb pursuant to his employment agreement and $8,404 for the reimbursement of Mr. Goldfarb’s parking expenses.

(e)	Includes our contribution of $50,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb pursuant to his employment agreement and $8,896 for the reimbursement of Mr. Goldfarb’s parking expenses.

(f)	Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb pursuant to his employment agreement and $14,517 for the reimbursement of Mr. Goldfarb’s parking expenses.

(g)	Includes the full amount paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking.

(h)	Includes the full amount paid by us for the reimbursement of Mr. Miller’s parking expenses.

(i)	Includes the full amount paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

(4)	Includes $18,134 of interest and dividend earnings on the investments in Mr. Goldfarb’s supplemental executive retirement plan account and an appreciation of $19,562 in the market value of the investments in the supplemental executive retirement plan account.

(5)	Includes $22,849 of interest and dividend earnings on the investments in Mr. Goldfarb’s supplemental executive retirement plan account and a loss of $13,891 in the market value of the investments in the supplemental executive retirement plan account.

(6)	Includes $9,051 of interest and dividend earnings on the investments in Mr. Goldfarb’s supplemental executive retirement plan account and a loss of $167,474 in the market value of the investments in the supplemental executive retirement plan account.

(7)	The amount of Mr. Aaron’s bonus for fiscal 2009, if any, is not yet known. We expect the amount of such bonus, if any, to be determined by June 9, 2009.

Narrative Discussion of Summary Compensation Table Information

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our named executive officers.

Morris Goldfarb

Base Salary and Bonus

Pursuant to his employment agreement, Mr. Goldfarb received a base annual salary of $650,000 during fiscal 2007 and fiscal 2008. In fiscal 2009, Mr. Goldfarb was paid a base annual salary of $650,000 through June 30, 2009 and $1,000,000 from July 1, 2008 through January 31, 2009. His base salary payments for fiscal 2009 totaled $854,167.

Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb’s unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by G-III. The Compensation Committee reviewed the terms of this incentive provision in light of the impairment charges required to be recorded by us. The Committee determined that the intent of this provision would be best preserved if the amount of the goodwill impairment that constituted an impairment based on adverse equity market conditions was not taken into account in determining the pre-tax income upon which Mr. Goldfarb’s bonus provision is based. Mr. Goldfarb received annual bonuses of $1,244,000, $1,736,820 and $1,261,440 with respect to fiscal 2007, fiscal 2008 and fiscal 2009, respectively. A more complete description of Mr. Goldfarb’s employment agreement is set forth below under the heading “Goldfarb Employment Agreement.”

Mr. Goldfarb’s base salary constituted 30.8%, 25.4% and 36.0% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively. His cash bonus constituted 58.9%, 67.8% and 53.1% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively.

Goldfarb Employment Agreement

Mr. Goldfarb has an employment agreement with us effective through January 31, 2012. Two years prior to the expiration of the term of the agreement, it will automatically be extended for an additional year unless prior to that time either Mr. Goldfarb or us provides a written notice that the term should not be extended any further. The agreement originally provided for an annual base salary of $650,000 with increases at the discretion of the Board of Directors. The Board of Directors approved an increase in Mr. Goldfarb’s annual base salary rate to $1,000,000, effective July 1, 2008. Mr. Goldfarb entered into an amendment to his employment agreement with us on January 28, 2009 reducing his annual base salary rate to $800,000 for the six-month period beginning on February 1, 2009. There is an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income if pre-tax income is between $2,000,000 and $3,000,000, up to 6% of pre-tax income if pre-tax income is $4,000,000 or more.

Pursuant to the employment agreement, we contributed $50,000 per year to a supplemental pension trust for Mr. Goldfarb’s benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. The Compensation Committee increased this amount to $100,000 in June 2008. The employment agreement also provided for a $2,000,000 life insurance policy which names Mr. Goldfarb’s wife as beneficiary, which was increased by the Compensation Committee to $5,000,000 in June 2008. In addition, pursuant to the employment agreement, in the event that Morris Goldfarb’s employment is terminated (i) by us without cause or (ii) by Morris Goldfarb because of a material breach by us of the agreement, in either case at any time after a “Change in Control” (as defined in the employment agreement), then Mr. Goldfarb will be entitled to receive from us, in general, (a) an amount equal to 2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

Stock Based Awards

On June 26, 2008, our Compensation Committee granted Mr. Goldfarb restricted stock units that will enable him to receive up to 150,000 shares of our Common Stock, subject to satisfaction of specified conditions. See “Grant of Plan-Based Awards — Fiscal Year 2009 Equity Awards” for a summary of the terms and conditions of the restricted stock units.

Other Compensation

Other compensation for Mr. Goldfarb for fiscal 2007 includes (i) $38,428 for premiums paid by us for life insurance coverage; (ii) $18,333 premiums paid by us for supplemental long term disability coverage; (iii) $6,600 of matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations); (iv) our $50,000 contribution to Mr. Goldfarb’s supplemental executive retirement plan account; (v) $20,000 for personal tax services paid by us for Mr. Goldfarb; and (vi) $8,404 for parking expenses paid by us on behalf of Mr. Goldfarb.

Other compensation for Mr. Goldfarb for fiscal 2008 includes (i) $39,978 for premiums paid by us for life insurance coverage; (ii) $18,333 premiums paid by us for supplemental long term disability coverage; (iii) $6,422 of matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations); (iv) our $50,000 contribution to Mr. Goldfarb’s supplemental executive retirement plan account; (v) $20,000 for personal tax services paid by us for Mr. Goldfarb; and (vi) $8,896 for parking expenses paid by us on behalf of Mr. Goldfarb.

Other compensation for Mr. Goldfarb for fiscal 2009 includes (i) $39,992 for premiums paid by us for life insurance coverage; (ii) $18,333 premiums paid by us for supplemental long term disability coverage; (iii) our $100,000 contribution to Mr. Goldfarb’s supplemental executive retirement plan account; (iv) $20,000 for personal tax services paid by us for Mr. Goldfarb; and (v) $14,517 for parking expenses paid by us on behalf of Mr. Goldfarb.

Neal S. Nackman

Base Salary and Bonus

Mr. Nackman received a base annual salary of $275,000 and an annual bonus of $125,000 with respect to fiscal 2007. In April 2007, Mr. Nackman’s base annual salary was increased to $325,000. Mr. Nackman also received annual bonuses of $200,000 with respect to fiscal 2008 and $150,000 with respect to fiscal 2009. Mr. Nackman’s base salary constituted 63.1%, 56.6% and 63.1% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively. His cash bonus constituted approximately 28.7%, 35.6% and 29.1% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively.

Stock Based Awards

Under the 2005 Plan, Mr. Nackman received options to purchase 7,000 shares of our Common Stock on October 19, 2007. The stock options vest in equal installments on each of the first through fifth anniversaries of the grant date and are exercisable at a price of $18.40 per share, the fair market value of our shares on the date of grant.

Other Compensation

Other compensation for Mr. Nackman for fiscal 2007 includes (i) $2,400 for premiums paid by us for life insurance coverage and (ii) $6,600 of matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations).

Other compensation for Mr. Nackman for fiscal 2008 includes (i) $6,700 for premiums paid by us for life insurance coverage and (ii) $6,422 of matching contributions under our 401(k) Plan.

Other compensation for Mr. Nackman for fiscal 2009 includes $4,536 for premiums paid by us for life insurance coverage.

Sammy Aaron

Base Salary

Mr. Aaron received a base annual salary of $600,000 during each of fiscal 2007, fiscal 2008 and fiscal 2009. A description of Mr. Aaron’s amended employment agreement is set forth below in this Proxy Statement under the heading “Aaron Employment Agreement.”

Mr. Aaron’s base salary constituted approximately 97.4%, 95.5% and 96.3% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively.

Aaron Employment Agreement

In July 2005, we entered into an employment agreement with Sammy Aaron. In October 2008, the employment agreement was amended to provide for a term through January 31, 2011 with automatic one-year renewals unless either party gives written notice to the other at least ninety days prior to the expiration of the initial term or any renewal period. The amendment also provided that Mr. Aaron’s annual base salary would increase from $600,000 to $750,000 effective on February 1, 2009. On January 28, 2009, Mr. Aaron agreed to further amend his employment agreement with us to decrease his annual base salary rate to $600,000 for the six-month period commencing February 1, 2009.

Mr. Aaron is entitled to participate in our benefit plans. If the employment agreement is terminated by us without justifiable cause (as defined in the employment agreement) or by Mr. Aaron for good reason (as defined in his employment agreement), Mr. Aaron is entitled to receive his salary and benefits for the remainder of the term of the employment agreement, subject to compliance by Mr. Aaron with his non-competition and other certain obligations in the employment agreement. In addition, the amended employment agreement provides that if a “Change in Control” (as defined in the employment agreement) occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, he will be entitled to continuation of specified benefits and periodic severance payments totaling 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus earned during our two fiscal years before the fiscal year of his termination of employment.

Mr. Aaron’s amended employment agreement also provides that, subject to stockholder approval, effective for fiscal 2010, Mr. Aaron will be entitled to receive a bonus of up to 4% of our Pre-Tax Income (as defined in the employment agreement) in excess of $2,000,000. It is contemplated that, if the performance-based bonus provision of the amended employment agreement is approved by our stockholders, the bonuses awarded to Mr. Aaron for fiscal 2010 and future years under the amended employment agreement will be treated as “performance-based” compensation that is exempt from the $1 million deduction limitation of Section 162(m) of the Code. See “Proposal No. 2 — Approval of the Performance-Based Bonus Provision of the Amended Employment Agreement with Sammy Aaron.”

Other Compensation

Other compensation for Mr. Aaron for fiscal 2007 includes (i) $7,382 for premiums paid by us for life insurance coverage and (ii) $8,890 paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking.

Other compensation for Mr. Aaron for fiscal 2008 includes (i) $6,918 for premiums paid by us for life insurance coverage, (ii) $15,240 paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking and (iii) $6,422 of matching contributions under our 401(k) Plan.

Other compensation for Mr. Aaron for fiscal 2009 includes (i) $7,382 for premiums paid by us for life insurance coverage, and (ii) $15,938 paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking.

Wayne S. Miller

Cash Compensation

Mr. Miller received a base annual salary of $500,000 in each of fiscal 2007, fiscal 2008 and fiscal 2009, and annual bonuses of $400,000, $500,000 and $400,000 with respect to fiscal 2007, fiscal 2008 and fiscal 2009, respectively. Mr. Miller’s base salary constituted approximately 51.2%, 46.5% and 48.2% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively, and his cash bonus constituted 41.0%, 46.5% and 38.5% of his total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively.

Stock Based Awards

On June 26, 2008, our Compensation Committee granted Mr. Miller restricted stock units that will enable him to receive up to 50,000 shares of our Common Stock, subject to satisfaction of specified conditions. See “Grant of Plan-Based Awards — Fiscal Year 2009 Equity Awards” for a summary of the terms and conditions of the restricted stock units.

Other Compensation

Other compensation for Mr. Miller for fiscal 2007 includes (i) $36,234 for premiums paid by us for life insurance coverage; (ii) $15,129 premiums paid by us for supplemental long term disability coverage; and (iii) $6,600 of matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations).

Other compensation for Mr. Miller for fiscal 2008 includes (i) $39,954 for premiums paid by us for life insurance coverage; (ii) $15,129 premiums paid by us for supplemental long term disability coverage; (iii) $6,422 of matching contributions under our 401(k) Plan; and (iv) $2,651 for parking expenses paid by us on behalf of Mr. Miller.

Other compensation for Mr. Miller for fiscal 2009 includes (i) $39,219 for premiums paid by us for life insurance coverage; (ii) $15,129 premiums paid by us for supplemental long term disability coverage; and (iii) $4,292 for parking expenses paid by us on behalf of Mr. Miller.

Jeanette Nostra

Base Salary and Bonus

Ms. Nostra received a base annual salary of $500,000 for each of fiscal 2007, fiscal 2008 and fiscal 2009 and annual bonuses of $200,000, $350,000 and $275,000 with respect to fiscal 2007, fiscal 2008 and fiscal 2009, respectively. Ms. Nostra’s base salary constituted approximately 67.0%, 56.0% and 58.5% of her total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively, and her cash bonus constituted 26.8%, 39.2% and 32.1% of her total compensation in fiscal 2007, fiscal 2008 and fiscal 2009, respectively.

Stock Based Awards

On June 26, 2008, our Compensation Committee granted Ms. Nostra restricted stock units that will enable her to receive up to 35,000 shares of our Common Stock, subject to satisfaction of specified conditions. See “Grant of Plan-Based Awards — Fiscal Year 2009 Equity Awards” for a summary of the terms and conditions of the restricted stock units.

Other Compensation

Other compensation for Ms. Nostra for fiscal 2007 includes (i) $1,080 for premiums paid by us for life insurance coverage; (ii) $13,131 premiums paid by us for supplemental long term disability coverage; (iii) $6,600 of matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations); and (iv) $7,258 paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

Other compensation for Ms. Nostra for fiscal 2008 includes (i) $1,080 for premiums paid by us for life insurance coverage; (ii) $13,131 premiums paid by us for supplemental long term disability coverage; and (iii) $6,422 of matching contributions under our 401(k) Plan; and (iv) $10,560 paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

Other compensation for Ms. Nostra for fiscal 2009 includes (i) $1,080 for premiums paid by us for life insurance coverage; (ii) $13,131 premiums paid by us for supplemental long term disability coverage; and (iii) $10,782 paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

GRANTS OF PLAN-BASED AWARDS

In June 2008, we granted restricted stock units to Morris Goldfarb, Wayne Miller and Jeanette Nostra. We did not grant any plan-based awards to our any other Named Executive Officers in the fiscal year ended January 31, 2009. The following table summarizes the grant of restricted stock units made to Messrs. Goldfarb and Miller and Ms. Nostra in the fiscal year ended January 31, 2009.

		All Other Stock Awards;	Grant Date
		Number of Shares of	Fair Value of
Name	Grant Date	Stock or Units(1)	Stock Awards(2)

Morris Goldfarb	6/26/2008	150,000	$1,869,000
Wayne Miller	6/26/2008	50,000	623,000
Jeanette Nostra	6/26/2008	35,000	436,100

(1)	The amounts reflect the number of restricted stock units awarded to the named executive officers in fiscal 2009. For a description of the awards see “Fiscal Year 2009 Equity Awards” below.

(2)	The amounts reflect the full grant date value of restricted stock units under SFAS 123R awarded to the named executive officers in fiscal 2009. For a discussion of valuation assumptions, see Note J to our consolidated financial statements included in our Annual report on Form 10-K for the year ended January 31, 2009.

Fiscal Year 2009 Equity Awards

The restricted stock unit awards disclosed in the Grants of Plan-Based Awards Table were issued under the 2005 Plan. The above-named executive officers will be entitled to receive these shares of Common Stock only if the average closing price per share of Common Stock on the Nasdaq Global Select Market is $16.06 or higher over a twenty consecutive trading day period during the four-year period commencing on the date of grant of the restricted stock units and ending on the day prior to the fourth anniversary of the date of grant (the “Price Vesting Condition”). The Price Vesting Condition, which represented a premium of approximately 25% to the closing price of our stock on the day prior to the grant date, was satisfied on August 15, 2008.

Because the Price Vesting Condition has been satisfied, if the executive officer remains employed by us or otherwise provides service for us, we will issue to the executive officer 25% of the shares of Common Stock to which the executive officer is entitled for each annual vesting period that has then elapsed, and an additional 25% of the shares of Common Stock on each subsequent anniversary of the date of grant, through the fourth anniversary, but only if the executive officer remains employed by us or otherwise performs service for us on each anniversary date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding option awards held by each Named Executive Officer at January 31, 2009.

	Option Awards						Stock Awards
				Equity
				Incentive
				Plan				Market
				Awards:			Number of	Value of
		Number of	Number of	Number of			Shares of	Shares or
		Securities	Securities	Securities			Units of	Units of
		Underlying	Underlying	Underlying	Option		Stock that	Stock That
	Option	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Grant	Options (#)	Options (#)	Unearned	Price	Expiration	Vested (#)	Vested ($)
Name	Date	Exercisable	Unexercisable	Options (#)	($)	Date	(1)	(2)

Morris Goldfarb	9/11/2002	75,000	—	—	$4.27	9/11/2012	150,000	$825,000
Neal S. Nackman	12/02/2003	30,000	—	—	7.13	12/02/2013	—	—
	10/19/2007	1,400	5,600	—	18.40	10/19/2017	—	—
Sammy Aaron	—	—	—	—	—	—	—	—
Wayne S. Miller	9/11/2002	37,500	—	—	4.27	9/11/2012	50,000	275,000
Jeanette Nostra	9/11/2002	37,500	—	—	4.27	9/11/2012	35,000	192,500

(1)	Reflects unvested restricted stock units issued to the Named Executive Officers in fiscal 2009 under the 2005 Plan. Each Named Executive Officer’s right to receive these shares of Common Stock will become vested in four equal annual increments on June 26, 2009, June 26, 2010, June 26, 2011 and June 26, 2012. In addition, a price vesting condition is described above under “Grants of Plan Based Awards — Fiscal Year 2009 Equity Awards.”

(2)	Market value of unvested restricted stock units assumes a price of $5.50 per share of our Common Stock as of January 30, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information as to all option exercises for the Named Executive Officers for the fiscal year ended January 31, 2009. No stock awards granted to the Named Executive Officers vested during the fiscal year ended January 31, 2009.

Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)

Morris Goldfarb	150,000	$522,000	(1)
Neal S. Nackman	—	—
Sammy Aaron	—	—
Wayne S. Miller	34,798	358,913	(2)
Jeanette Nostra	—	—

(1)	Mr. Goldfarb exercised an option to purchase 150,000 shares of Common Stock at an exercise price of $1.50 per share on December 12, 2008. Our market price per share was $4.98 on December 12, 2008.

(2)	Mr. Miller exercised options to purchase 27,298 shares of Common Stock at an exercise price of $1.17 per share on April 17, 2008 and 7,500 shares of Common Stock at an exercise price of $1.99 per share on January 16, 2009. The market prices per share were $13.48 on April 17, 2008 and $5.04 on January 16, 2009.

NONQUALIFIED DEFERRED COMPENSATION

The table below sets forth information on deferred compensation plans of the Named Executive Officers that are not tax-qualified for the fiscal year ended January 31, 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings (Loss)	Withdrawals/	Balance
Name	in Fiscal 2009 ($)	in Fiscal 2009 ($)	in Fiscal 2009 ($)	Distributions ($)	at January 31, 2009 ($)

Morris Goldfarb	—	$100,000	$(171,939)	—	$301,174

Pursuant to Morris Goldfarb’s employment agreement, we will contribute $100,000 to a supplemental pension trust for Mr. Goldfarb’s benefit for fiscal 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into employment agreements with each of Messrs. Goldfarb and Aaron, and executive transition agreements with each of Mr. Miller and Ms. Nostra, which require us to make payments and provide benefits to them in the event of a termination of employment or a change in control. We do not have such severance or change in control arrangements with Mr. Nackman.

Severance and Change in Control Arrangements of Mr. Goldfarb

In the event we terminate Mr. Goldfarb’s employment for cause (as defined in his employment agreement) or Mr. Goldfarb voluntarily resigns without cause (as defined in his employment agreement), Mr. Goldfarb will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event we terminate Mr. Goldfarb’s employment without cause, or Mr. Goldfarb terminates his employment for cause, Mr. Goldfarb will continue to receive his annual salary, annual bonus and other benefits for the term of the employment agreement. If such termination is effectuated after the occurrence of a “Change in Control” (as defined in the employment agreement), then, in lieu of the payments described in the preceding sentence, Mr. Goldfarb will be entitled to receive an amount equal to 2.99 times his annual base salary and bonus in a lump sum in cash within 30 days after such termination date, plus certain employment-related benefits for a period of three years from the date of his termination. If Mr. Goldfarb’s employment is terminated due to this death, Mr. Goldfarb’s estate will be entitled to receive the base salary for a period of six months from the last day of the month of his death and will be eligible to receive bonus compensation pro-rated according to the number of days of employment in such fiscal year.

Severance and Change in Control Arrangements of Mr. Aaron

If we terminate Mr. Aaron’s employment for justifiable cause (as defined in his employment agreement) or Mr. Aaron voluntarily resigns without good reason (as defined in his employment agreement), Mr. Aaron will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event Mr. Aaron’s employment is terminated without justifiable cause or by Mr. Aaron for good reason, Mr. Aaron will continue to receive his annual salary and other benefits for the term of the employment. However, if a “Change in Control” (as defined in the employment agreement) occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, he will be entitled to continuation of specified benefits and periodic severance payments totaling 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus earned during our two fiscal years before the fiscal year of his termination of employment. Our obligation to pay such compensation will be conditional upon Mr. Aaron executing a general release. If Mr. Aaron’s employment agreement is terminated due to his disability or death, Mr. Aaron will be entitled to receive such portion of his annual salary, accrued leave and reimbursement of expenses as has been accrued through the date on which his employment is terminated or through the date of his death.

Mr. Aaron has agreed that until the later of January 31, 2011 and a period of one year following the termination of his employment (or, if a Change in Control occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, until the date that is six months after his termination date) he will not carry on, take part in, or render services to, any person engaged in the manufacture, distribution, sale or promotion of men’s and women’s outerwear or women’s suits and will not cause any customers with whom we have a business relationship to cancel or terminate such business relationship or solicit or hire from any of our employee. In addition, Mr. Aaron has agreed that at any time following expiration or termination of his employment, he will not disclose to any person any confidential information (as defined in the employment agreement) acquired during the course of his employment relating to G-III or any client of G-III.

Severance and Change in Control Arrangements of Mr. Miller and Ms. Nostra

The executive transition agreements between Mr. Miller and us and Ms. Nostra and us provide that if a “Change in Control” (as defined in the executive transition agreement) occurs and, during the three months before a Change in Control or the two years after a Change in Control, Mr. Miller or Ms. Nostra is terminated by us without “Cause” (as defined in the executive transition agreement) or resigns for “Good Reason” (as defined in the executive transition agreement) he or she will be entitled to continuation of specified benefits and periodic severance payments totaling 1.5 times the sum of (a) his or her highest annual salary in effect during the one-year period before his or her termination of employment and (b) the average annual cash bonus he or she earned during our two fiscal years before the fiscal year of his or her termination of employment.

Acceleration of Vesting upon Termination or Change in Control

There are no agreements with the Named Executive Officers that provide for an acceleration of vesting of the stock options upon their termination of employment or a change in control. Each Named Executive Officer has three months after the termination of his employment to exercise his vested stock options, unless his employment is terminated by reason of death or disability, in which case any vested stock options would remain exercisable for one year after termination, or his employment is terminated for cause, in which case the options will immediately terminate and cease to be exercisable.

Estimated Payouts on Termination of Employment

The following tables disclose the estimated payments and benefits that would be provided to each of Messrs. Goldfarb, Aaron and Miller and Ms. Nostra, applying the assumptions that each of the triggering events described in their respective employment or executive transition agreements took place on January 31, 2009 and their last day of employment was January 31, 2009.

These amounts are in addition to benefits payable generally to our salaried employees, such as distributions under the Company’s 401(k) plan, disability benefits and accrued vacation pay.

Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age.

Morris Goldfarb, Chairman and Chief Executive Officer

			Termination without
			Cause or Resignation
	Termination without		for Cause in
	Cause or Resignation		Connection with a
	for Cause		Change in Control

Base Salary	$3,000,000	(1)	$2,990,000	(1)
Bonus	$3,784,320	(2)	$3,771,706	(2)
Value of Medical Benefits	$174,975	(3)	$174,392	(3)
Total	$6,959,295		$6,936,098

(1)	Assumes a base salary of $1,000,000 per year.

(2)	Assumes that the annual cash bonus of Mr. Goldfarb for the remainder of the term of his employment will equal to the bonus granted to Mr. Goldfarb for fiscal 2009.

(3)	Includes the premiums to be paid by G-III for life insurance and supplemental long term disability coverage.

Sammy Aaron, Vice Chairman

			Termination without
			Cause or Resignation
	Termination without		for Cause in
	Cause or Resignation		Connection with a
	for Cause		Change in Control

Base Salary	$1,500,000	(1)	$2,250,000	(1)
Bonus	$2,400,000	(2)	$3,600,000	(2)
Value of Medical Benefits	$14,764	(3)	$22,146	(3)
Total	$3,914,764		$5,872,146

(1)	Assumes a base salary of $750,000 per year.

(2)	Assumes that the annual cash bonus earned by Mr. Aaron during the two fiscal years preceding the fiscal year in which Mr. Aaron’s employment terminates is $1,200,000, the deemed bonus amount in the change of control provision in his employment agreement for fiscal 2009.

(3)	Includes the premiums to be paid by G-III for life insurance.

Wayne S. Miller, Chief Operating Officer

	Termination without Cause or
	Resignation for Good Reason in
	Connection with a Change in Control

Base Salary	$750,000	(1)
Bonus	$675,000	(2)
Value of Medical Benefits	$58,829	(3)
Total	$1,483,829

(1)	Assumes a base salary of $500,000 per year.

(2)	Assumes that the annual cash bonus earned by Mr. Miller during the two fiscal years preceding the fiscal year in which Mr. Miller’s employment terminates is $450,000.

(3)	Includes the premiums to be paid by G-III for life insurance.

Jeanette Nostra, President

	Termination without Cause or
	Resignation for Good Reason in
	Connection with a Change in Control

Base Salary	$750,000	(1)
Bonus	$468,750	(2)
Value of Medical Benefits	$1,620	(3)
Total	$1,220,370

(1)	Assumes a base salary of $500,000 per year.

(2)	Assumes that the annual cash bonus earned by Ms. Nostra during the two fiscal years preceding the fiscal year in which Ms. Nostra’s employment terminates is $312,500.

(3)	Includes the premiums to be paid by G-III for life insurance.

DIRECTOR COMPENSATION

Set forth below is a table presenting compensation information with respect to all of our Non-Employee Directors for the fiscal year ended January 31, 2009. Compensation information for our directors who are also executive officers, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement. Certain compensation information with respect to Jeffrey Goldfarb, who is a director nominee and an employee of ours, is set forth under “Certain Relationships and Related Transactions.” If he is elected a director at our Annual Meeting, Mr. Goldfarb will not receive any compensation for his services as a director.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash ($)(1)	Awards ($)	Awards ($)(2)	Compensation ($)	Total ($)

Thomas J. Brosig	$20,250	—	$17,280	—	$37,530
Pieter Deiters(3)	20,250	—	27,281	—	47,531
Alan Feller	30,125	—	17,280	—	47,405
Carl Katz	20,250	—	17,280	—	37,530
Laura Pomerantz	24,250	—	27,095	—	51,345
Willem van Bokhorst	32,250	—	17,280	—	49,530
Richard White	35,375	—	17,280	—	52,655

(1)	The amount indicated includes the annual cash retainer, annual payments to the chairs of the Audit, Compensation and Nominating Committees and fees for each Board or committee meeting attended.

(2)	Each Non-Employee Director was awarded options to purchase 3,000 shares of our Common Stock on June 9, 2008. The grant date fair value of such options determined pursuant to FAS 123R was $8.45. The following options to purchase shares of our Common Stock were outstanding as of January 31, 2009 for each Non-Employee Director: Thomas J. Brosig, 24,900; Pieter Deiters, 14,400; Alan Feller, 16,500; Carl Katz, 14,963; Laura Pomerantz, 24,000; Willem van Bokhorst, 51,000; and Richard White, 43,500. The value of the option awards in this column is the expense amount recognized for financial statement reporting purposes in accordance with FAS 123R and was estimated using the Black-Scholes option pricing model. The fair value of the award is being expensed over the vesting period of the option.

(3)	Mr. Deiters is not standing for reelection at the Annual Meeting.

Compensation of Directors

Prior to November 2008, we had a policy of compensating Non-Employee Directors at a rate of $15,000 per year, in addition to $1,000 per Board or committee meeting attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. In September 2008, the Board of Directors increased the annual fee paid to Non-Employee Directors to $20,000, effective November 1, 2008. In addition, effective November 1, 2008, the Board of Directors approved the payment of an annual fee of $7,500 to each Non-Employee Director who serves as the Chair of the Audit Committee or the Compensation Committee, and an annual fee of $5,000 to the Non-Employee Director who serves as the Chair of the Nominating Committee. As part of our cost reduction program, each of these fees was reduced by 20% for the six-month period commencing on February 1, 2009.

Under the 1999 Plan, each Non-Employee Director had been automatically granted an option to purchase up to 3,000 shares of Common Stock on the day after each annual meeting of our stockholders. The options granted vested over a period of five years in equal annual installments beginning on the first anniversary of the grant date. The 1999 Plan terminated in April 2009. We expect to continue this annual grant of options to our Non-Employee Directors and intend to make such grants under our 2005 Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the nine persons named below (eight of whom are currently our directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Pieter Deiters, a current director, advised us that he will not stand for reelection at the Annual Meeting. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All of the nominees listed below have consented to be named as such and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The nominees, their respective ages, the year in which each first became a director of G-III (in the case of each nominee other than Jeffrey Goldfarb) and their principal occupations or employment during the past five years are as follows:

		Year
		First Became
Nominee	Age	Director	Principal Occupation During the Past Five Years

Morris Goldfarb	58	1974	Chairman of the Board and Chief Executive Officer of G-III. Mr. Goldfarb has served as an executive officer of G-III and our predecessors since our formation in 1974. Mr. Goldfarb currently serves as a director of Lakes Entertainment, Inc.
Sammy Aaron	49	2005	Vice Chairman of G-III and President of our Marvin Richards division since our acquisition of J. Percy for Marvin Richards Ltd. in July 2005. From 1998 to July 2005, he served as President of J. Percy for Marvin Richards, Ltd.
Thomas J. Brosig(3)	59	1992	Mr. Brosig is primarily retired but does perform minimal consulting services for various hospitality clients. From January 1999 through February 2002, he served as Senior Vice-President for Park Place Entertainment. For more than five years prior to 1999, he served its predecessor, Grand Casinos, Inc., in various executive capacities including as its President from September 1996 to January 1999. From January 1999 to October 1999, he served as President and was a Director of Lakes Entertainment, Inc.
Alan Feller(1)	67	1996	Mr. Feller is currently retired. Mr. Feller was our Chief Financial Officer from December 1989 to April 1998, and served as our Executive Vice President, Treasurer and Secretary from January 1990 through July 1995. Mr. Feller served as a consultant to us from May 1998 through October 1999.
Jeffrey Goldfarb	32	—	Since 2005, Mr. Goldfarb has served as the President of G-III’s Calvin Klein Ladies Suits division. He has been employed full-time by G-III in several other capacities since 2002. Mr. Goldfarb also serves as a director of Fashion Delivers Charitable Foundation, Inc., a charitable organization that facilitates the donation of excess inventory to disaster victims and other people in need. Mr. Goldfarb is also licensed as an attorney.

		Year
		First Became
Nominee	Age	Director	Principal Occupation During the Past Five Years

Carl Katz	68	1989	Mr. Katz is currently retired. Mr. Katz was Executive Vice President of our Siena Leather division from 1989 until January 2003. Mr. Katz had been an executive of Siena since 1981.
Laura Pomerantz(2)	61	2005	Ms. Pomerantz has been a principal of PBS Realty Advisors, LLC, a real estate firm offering commercial real estate advisory and execution services, since 2001 and President of LHP Consulting and Management, a real estate consulting firm, since 1994. She has also served as a director of NRDC Acquisition Corp., a company formed to acquire an operating business through a merger, capital stock exchange, asset acquisition or similar business combination, since 2007.
Willem van Bokhorst(1)(2)	63	1989	Managing Partner of STvB Advocaten, a Netherlands Antilles law firm with offices in Amsterdam and Curaçao, for more than the past five years.
Richard White (1)(2)(3)	55	2003	Mr. White has been a Managing Director and head of the Private Equity Investment Department of Oppenheimer & Co. Inc. since June 2004. From 2002 to June 2004, he served as President of Aeolus Capital Group LLC, an investment management firm. From 1985 until 2002, he was a Managing Director at CIBC Capital Partners, an affiliate of CIBC World Markets, and its predecessor firm, Oppenheimer & Co., Inc. During that time, Mr. White worked in both the Investment Banking and Private Equity Investing departments. Mr. White is a director of Escalade Inc., a manufacturer of sporting goods and office products and a director of Lakes Entertainment Inc., a company that develops and manages casino properties, since 2006. Mr. White previously served as a director of G-III from November 1991 to July 1993.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

Morris Goldfarb and Jeffrey Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra, our President, are married to each other.

Vote Required

The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF G-III AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THEIR ELECTION.

PROPOSAL NO. 2

APPROVAL OF THE PERFORMANCE-BASED BONUS PROVISION
OF THE AMENDED EMPLOYMENT AGREEMENT
WITH SAMMY AARON

Summary of Employment Agreement

In July 2005, we entered into an employment agreement with Sammy Aaron, our Vice Chairman. In October 2008, the employment agreement was amended to extend the term through January 31, 2011 with automatic one-year renewals unless either party gives written notice to the other at least ninety days prior to the expiration of the initial term or any renewal period. The amendment also provided that Mr. Aaron’s annual base salary rate would increase from $600,000 to $750,000 effective on February 1, 2009. On January 28, 2009, Mr. Aaron agreed to further amend his employment agreement with us to decrease his annual base salary rate to $600,000 for the six-month period commencing February 1, 2009.

Mr. Aaron is entitled to participate in our benefit plans. If the employment agreement is terminated by us without justifiable cause (as defined in the employment agreement) or by Mr. Aaron for good reason (as defined in his employment agreement), Mr. Aaron is entitled to receive his salary and benefits for the remainder of the term of the employment agreement, subject to compliance by Mr. Aaron with his non-competition and other certain obligations in the employment agreement. In addition, the amended employment agreement provides that if a “Change in Control” (as defined in the employment agreement) occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, he will be entitled to continuation of specified benefits and periodic severance payments totaling 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus earned during our two fiscal years before the fiscal year of his termination of employment.

Mr. Aaron’s amended employment agreement also provides that, subject to receipt of stockholder approval, starting with fiscal 2010, Mr. Aaron will be entitled to receive an annual bonus of up to 4% of our Pre-Tax Income (as defined in the employment agreement) in excess of $2,000,000.

Approval of Bonus Provisions under Section 162(m)

Mr. Aaron did not have a bonus provision in his original employment agreement because he was entitled to receive earnout payments under the terms of the agreement pursuant to which we acquired Marvin Richards. (See “Certain Relationships and Related Transactions” for a description of this earnout provision.) This earnout provision applied through January 31, 2009. The Compensation Committee believed Mr. Aaron’s amended employment agreement should contain an incentive bonus provision that recognizes his significant role in G-III’s performance. Accordingly, Section 3(b) of Mr. Aaron’s amended employment agreement provides that, subject to receipt of stockholder approval, starting with fiscal 2010, Mr. Aaron will be entitled to receive an annual bonus of up to 4% of our Pre-Tax Income (as defined in the employment agreement) in excess of $2,000,000.

Under Section 162(m) of the Code, a publicly held corporation is generally prohibited from deducting annual compensation in excess of $1 million paid to any of its chief executive officer and other named executive officers (other than the Chief Financial Officer). However, Section 162(m) of the Code exempts certain “performance-based” compensation from the annual deduction limit. In general, in order to qualify for this exemption, the compensation must be paid pursuant to a performance formula that is approved by the corporation’s stockholders. It is intended that the annual formula bonus for Mr. Aaron — i.e., up to 4% of our Pre-Tax Income in excess of $2,000,000 — will qualify for the performance-based compensation exemption from Section 162(m), if the formula is approved by our stockholders at the Annual Meeting. The annual bonus formula is as set forth below.

Subject to receipt of approval by our stockholders at the Annual Meeting, Mr. Aaron would be entitled to receive an annual cash bonus equal to the percentage of G-III’s Pre-Tax Income in excess of $2,000,000 with respect to each fiscal year of G-III during the term of the employment agreement, commencing with the year ending January 31, 2010, as follows:

Percentage of Pre-Tax Income in Excess
If Pre-Tax Income is:	of $2,000,000 to be Paid to Mr. Aaron is:

Under $2,000,000	-0-
$2,000,000 to $6,000,000	3%
$6,000,001 or more	4%

The term “Pre-Tax Income” as used in the employment agreement means the net income of G-III and its subsidiaries, as reported in G-III’s consolidated financial statements audited by G-III’s independent public accountants, plus the sum of (i) the income taxes set forth in such financial statements and (ii) the amount of the bonus payable pursuant to this bonus provision; provided, however, that Pre-Tax Income shall be determined without regard to any extraordinary item, as such term is used in generally accepted accounting principles.

Except for containing lower percentage payments, this proposed bonus provision is the same provision that is contained in our employment agreement with Morris Goldfarb that was previously approved by our stockholders.

The dollar amounts of the bonuses payable to Mr. Aaron under Section 3(b) of his amended employment agreement are not determinable. If Section 3(b) of Mr. Aaron’s amended employment agreement had been in effect in fiscal 2009, Mr. Aaron would have received a bonus of $843,800 for fiscal 2009.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF G-III AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO
OUR 2005 STOCK INCENTIVE PLAN

In 2005, our Board of Directors (the “Board”) and stockholders adopted the G-III Apparel Group, Ltd. 2005 Stock Incentive Plan (as amended to date, the “2005 Plan”). The 2005 Plan has afforded our Board and the Compensation Committee of the Board (the “Committee”) the ability to offer a variety of compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among our executives, key employees, directors and other service providers and, correspondingly, increasing their personal involvement with our future.

In order to continue to enhance our ability to attract and retain executives, other key employees, directors and other service providers of high quality and to implement equity compensation practices that will be cost efficient and that remain competitive within the industry, on April 7, 2009, the Board unanimously adopted an amendment of the 2005 Plan, subject to stockholder approval, to: increase the number of shares that may be issued under the 2005 Plan to 3,449,771 shares; delete the “evergreen” provision, which provides for annual increases in the number of shares issuable under the 2005 Plan pool depending upon the number of shares issued and outstanding at year-end; and eliminate our ability to reprice outstanding options and SARs or grant new awards in substitution for outstanding awards without stockholder approval.

There are currently 1,449,771 shares authorized under the 2005 Plan, of which 1,413,800 have been issued or are covered by outstanding awards and 35,971 shares are currently available for future grant. The principal reason for amending the 2005 Plan at this time is to increase the number of shares of Common Stock available under the 2005 Plan in order to be able to incentivize and retain executives, other key employees and directors by granting them options or other equity awards, especially in light of the fact that, as a result of the recent economic slowdown and the resulting deterioration in the stock price of public companies in general and companies in our industry in particular, a significant number of our employees and directors hold options with exercise prices that exceed the current market price of our Common Stock. In addition, the 1999 Plan, which was used to grant options to our Non-Employee Directors, terminated in April 2009. We thus expect to use the 2005 Plan to make future option grants to our Non-Employee Directors.

The Board believes that approval of the amendment to increase the aggregate number of shares of Common Stock which may be issued under the 2005 Plan by 2,000,000 shares, from 1,449,771 to 3,449,771 shares, will serve the best interests of G-III and our stockholders. As a result of this increase, there will be 2,035,971 shares available for grant under the 2005 Plan (assuming all outstanding awards are settled in full in shares). The Board believes that our ability to continue to grant equity-based awards will be an important factor in our ability to attract and retain executives, other key employees, Non-Employee Directors and other service providers of high quality and to implement equity compensation practices that will be cost efficient and that remain competitive within the industry.

Summary of Material Changes

The amendments approved by the Board would:

•	increase the number of shares of Common Stock that may be issued under the 2005 Plan by 2,000,000 shares, from 1,449,771 to 3,449,771 shares;

•	increase the number of shares available for issuance pursuant to ISOs from 540,000 to 1,340,000;

•	delete the “evergreen” provision, which provides for annual increases in the number of shares issuable under the 2005 Plan to maintain a share pool equal to 6% of the total number of issued and outstanding shares of Common Stock on each January 31; and

•	eliminate our ability to reprice outstanding options and SARs or grant new awards in substitution for outstanding awards without stockholder approval.

Description of the Amended 2005 Plan

The following is a brief description of the material features of the 2005 Plan, as it would be amended if this proposal is approved (the “Amended 2005 Plan”). This description is qualified in its entirety by reference to the full text of the Amended 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available under the Amended 2005 Plan.  Assuming stockholder approval is obtained, a total of 3,449,771 shares of Common Stock may be issued pursuant to awards made under the Amended 2005 Plan. Of this amount, 1,413,800 shares have been issued or are covered by outstanding awards and 2,035,971 shares would currently be available for future grants.

Assuming stockholder approval is obtained, the number of shares of Common Stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2005 Plan will be increased to 1,340,000. The number of shares that may be issued pursuant to the Amended 2005 Plan, both in the aggregate and pursuant to individual awards, the number of shares that may be issued pursuant to ISOs, and the number of shares and exercise or base price under outstanding options and SARs are subject to adjustment in the event of stock splits, stock dividends and other capital changes or extraordinary corporate events. Shares subject to awards that are forfeited, canceled, terminated or settled in cash will remain available for issuance under the Amended 2005 Plan. Shares repurchased by us from the recipient of an award for not more than the original purchase price of the shares, or withheld or tendered by the recipient in payment of the exercise price or taxes relating to an award under the Amended 2005 Plan and shares equal to the number surrendered in payment of any exercise price or taxes relating to any such award will also be available for issuance under the Amended 2005 Plan. Shares delivered under the Amended 2005 Plan may be either authorized and unissued shares or treasury shares. No fractional shares may be issued under the Amended 2005 Plan.

Per-Person Award Limitation.  The Amended 2005 Plan limits the number of shares that may be covered by awards to any participant in a given fiscal year. Under this annual per-person limitation, no person may in any year be granted awards covering more than his or her “Annual Share Limit.” The Annual Share Limit equals 50,000 shares plus the amount of the participant’s unused Annual Share Limit as of the close of the previous year, subject to adjustment for stock splits, stock dividends and other capital changes or extraordinary corporate events.

Eligibility.  Awards may be granted under the Amended 2005 Plan to any member of the Board (whether or not an employee of G-III or our affiliates), to any officer or other employee of G-III or our affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for us or our affiliates. As of May 1, 2009, there were approximately 1,700 persons eligible to receive awards under the Amended 2005 Plan.

Administration.  The Amended 2005 Plan is administered by the Committee, except that the Board may itself act in place of the Committee to administer the Amended 2005 Plan. Determinations with respect to grants to Non-Employee Directors must be made by the Compensation Committee. Subject to the terms and conditions of the Amended 2005 Plan, the Committee is authorized to select the persons to whom awards will be made; prescribe the terms and conditions of each award and make amendments thereto; construe, interpret and apply the provisions of the Amended 2005 Plan and of any agreement or other document evidencing an award made under the Amended 2005 Plan and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Amended 2005 Plan. The Committee is permitted to delegate authority to executive officers for the granting of awards, but any action pursuant to delegated authority will be limited to grants to employees, including officers who are below the executive officer level. The Amended 2005 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made under the Amended 2005 Plan, except to the extent attributable to his or her fraud or willful misconduct.

Stock Options and SARs.  The Committee is authorized to grant stock options, including ISOs and options that do not qualify as ISOs. SARs may also be granted, entitling the recipient to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR will be determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The Committee will determine the term of each option and SAR, but the maximum term of each option and SAR will be ten years from the date of grant. Subject to this limit, the times at which each will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. In general, options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures). Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

Restricted Stock and Deferred Stock.  The Committee is authorized to grant restricted stock and deferred stock awards. Prior to the end of the applicable restricted period, shares granted as restricted stock may not be sold and will be subject to forfeiture conditions based upon continuing service and/or the satisfaction of performance conditions, as prescribed by the Committee. The original time-based vesting period applicable to a restricted stock award may not be less than three years, and the original stated performance period applicable to performance-based vesting of a restricted stock award may not be shorter than one year. Aside from the forfeiture conditions and transfer restrictions, unless the Committee determines otherwise, an award of restricted stock entitles the recipient to the rights of a stockholder, including the right to vote the shares and to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Committee).

Deferred stock gives a recipient the right to receive shares or the value of shares at the end of a specified vesting period and/or upon the attainment of other specified conditions. The Committee will establish any time and/or performance vesting conditions applicable to deferred stock awards. The original time-based vesting period applicable to a deferred stock award may not be less than three years, and the original stated performance period applicable to performance-based vesting of a deferred stock award may not be shorter than one year. Prior to settlement, deferred stock awards carry no voting, dividend or other rights associated with stock ownership, but dividend equivalents may be paid or accrued.

Other Stock-Based Awards.  The Amended 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Common Stock or factors that may influence the value of the Common Stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. The aggregate number of shares that may be issued pursuant to these awards may not exceed 10% of the aggregate number of shares that may be issued under the Amended 2005 Plan.

Performance-Based Awards.  The Committee may also grant performance awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, vested or settleable. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria set forth below for us, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units, either on an absolute basis or relative to an index:

•	revenues on a corporate or product by product basis;

•	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic value created or added;

•	operating margin or profit margin; and

•	stock price, dividends or total stockholder return.

These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

Amendment and Termination of the Amended 2005 Plan; Term of the Amended 2005 Plan.

Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, the Board, acting in its sole discretion and without further action on the part of our stockholders, may amend the Amended 2005 Plan at any time and from time to time and may terminate the Amended 2005 Plan at any time. Unless earlier terminated, the Amended 2005 Plan will terminate on the tenth anniversary of the date on which the 2005 Plan was initially approved by our stockholders (i.e., on June 9, 2015).

Federal Income Tax Consequences

The grant of an option or an SAR will create no federal income tax consequences for the recipient or us. A recipient will not have taxable income upon exercising an option which is an ISO, except that the difference between the value of the shares and the exercise price will be taken into account in determining the recipient’s income for alternative minimum tax purposes. Upon exercising an option which is not an ISO, the recipient generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Upon exercising an SAR, the recipient must generally recognize ordinary income equal to the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (described below), the gain realized from the sale will be taxable as ordinary income to the extent it is not more than the difference between the fair market value of the ISO shares at the date of exercise minus the exercise price, and any remaining gain would be treated as capital gain. If the disposition occurs after the ISO holding periods are met, all of the gain or loss will be taxable as long-term capital gain or loss. The ISO holding period requirements are met if the shares acquired by the exercise of an ISO are held for at least two years from the date the ISO is granted and at least one year from the date the ISO is exercised.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a recipient in connection with the exercise of an option or SAR or the sale of shares acquired by the exercise of an ISO before the applicable ISO holding period requirements are met. We will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the applicable ISO holding periods before selling the shares.

With respect to awards other than options and SARs that result in a transfer to the recipient of shares or other property, the recipient generally must recognize ordinary income equal to the fair market value of shares or other property actually received on the date the shares become vested or if later, the date vested shares are delivered in settlement of the award, and we are entitled to a corresponding tax deduction. A recipient may make an early income election with respect to the receipt of unvested shares, in which case the recipient will realize ordinary income equal to the value of the stock on the date it is transferred to him or her. If the stock later vests and is sold, any gain from the sale will be taxable as capital gain. We would be entitled to a deduction for the amount of ordinary income realized by the recipient when the early income election is made.

Compensation that qualifies as “performance-based” compensation is exempt from the $1 million deductibility limitation of Section 162(m) of the Code. In general, it is anticipated that options and SARs granted under the Amended 2005 Plan and other awards that are conditioned upon achievement of performance goals based upon criteria enumerated above, would qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Amended 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the Amended 2005 Plan may or may not qualify depending on the terms of the awards.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to recipients of awards under the Amended 2005 Plan.

New Plan Benefits

Future grants under the Amended 2005 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Amended 2005 Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Amended 2005 Plan.

The following table sets forth the total number of shares of Common Stock issued as restricted stock or subject to options or restricted stock units granted under the 2005 Plan to the listed persons and groups through May 1, 2009 and, in the case of options, the average per share exercise price of the options.

			Number of	Number of
	Number of	Average per	Shares of	Restricted
	Options	Share Exercise	Restricted	Stock Units
Name and Position	Granted	Price of Options	Stock Granted	Granted

Morris Goldfarb, Chairman and Chief Executive Officer	—	—	75,000	210,000
Neal S. Nackman, Chief Financial Officer and Treasurer	7,000	$18.40	9,000	15,000
Sammy Aaron, Vice Chairman	—	—	—	40,000
Wayne S. Miller, Chief Operating Officer and Secretary	—	—	37,500	80,000
Jeanette Nostra, President	—	—	37,500	55,000
Executive Group	37,000	$14.78	165,000	400,000
Non-Executive Director Group	—	—	—	5,000
Non-Executive Officer Employee Group	639,600	$13.43	146,500	35,000

Equity Compensation Plan Information

The following table provides information as of January 31, 2009 regarding securities issued under G-III’s equity compensation plans that were in effect during the fiscal year ended January 31, 2009.

		Weighted Average		Number of Securities Remaining
	Number of Securities to	Exercise Price of		Available for Future Issuance
	be Issued Upon Exercise	Outstanding		Under Equity Compensation
	of Outstanding Options,	Options, Warrants		Plans (Excluding Securities
Plan Category	Warrants and Rights	and Rights		Reflected in Column (a)

Equity compensation plans approved by stockholders(1)	1,003,750	$10.33	(2)	280,151
Equity compensation plans not approved by stockholders	N/A	N/A		N/A

Total	1,003,750	$10.33	(2)	280,151

(1)	The number of shares of Common Stock available for issuance under our 2005 Stock Incentive Plan (the “Plan”) is subject to an automatic annual increase on each January 31 during the term of the Plan equal to six percent (6%) of the total number of issued and outstanding shares of Common Stock on each such date (excluding any shares held in treasury).

(2)	Exercise price has been adjusted to give retroactive effect to a three-for-two split of our Common Stock effected on March 28, 2006.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF G-III AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, overseeing G-III’s accounting and financial reporting processes and reviewing and discussing G-III’s audited financial statements with management.

Management is responsible for G-III’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. G-III’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of G-III and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of G-III’s financial statements.

The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that G-III’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of G-III’s financial statements has been carried out in accordance with generally accepted auditing standards or that G-III’s independent accountants are in fact “independent.”

Review of Audited Financial Statements.  The Audit Committee has reviewed G-III’s audited financial statements for the fiscal year ended January 31, 2009 as prepared by management and audited by Ernst & Young LLP, G-III’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended, regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

Recommendation.  In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2009 be included in G-III’s Annual Report on Form 10-K for that fiscal year.

Audit Committee
Alan Feller, Chairman
Willem van Bokhorst
Richard White

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth fees we paid for audit, audit-related, tax and other services provided by Ernst & Young LLP during each of the last two fiscal years.

	Fiscal Year Ended January 31,
	2009	2008

Audit fees	$1,035,500	$812,300
Audit-related fees	48,835
Tax fees	382,691	198,000
All other fees	—	—

Total	$1,467,026	$1,010,300

Audit Fees.  Audit fees include services associated with the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of management’s assessment and overall effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, statutory audits required internationally during each fiscal year and work performed in connection with the issuance of consents related to registration statements filed by the Company.

Audit-related Fees.  Audit-related fees include assurance and other services that are related to the audit and review of our financial statements. These services include the review of sales and property taxes related to our acquisition of the Wilsons retail outlet stores.

Tax Fees.  Tax fees include services related to income tax compliance, assistance with tax audits, tax advice and tax planning. In fiscal 2009, these services include compliance with respect to state and local tax filings for Wilsons, other than income tax and tax advice related to our acquisition of the Wilsons retail outlet stores. In fiscal 2008, these services also included tax consultation in connection with an examination by the New York City Department of Finance.

The Audit Committee has considered whether the provision of the above services is compatible with maintaining Ernst & Young LLP’s independence and all of the above services were pre-approved by the Audit Committee.

It is the Audit Committee’s policy that it pre-approve all audit and permissible non-audit services to be performed by our independent accountants, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent accountants present a listing of all services they expect to perform for us in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the accountants’ independence. With respect to any additional services proposed to be performed by the independent accountants during the year, management will evaluate the impact on the independent accountant’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The stockholders will be asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010. If this appointment is not ratified by the stockholders, the Audit Committee will reconsider its decision. Ernst & Young LLP audited our financial statements for the fiscal year ended January 31, 2009. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such person desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF US AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have had in effect for many years a Code of Ethics that contained our conflicts of interest policy. Our Audit Committee has been responsible for reviewing transactions that might involve our Code of Ethics and for reviewing related party transactions. In addition, our Board of Directors has also adopted a written related party transactions policy. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than transactions generally available to all employees and transactions involving less than ten thousand dollars ($10,000) when aggregated with all similar transactions. The Audit Committee is generally responsible for administering this policy. However, our policy permits the disinterested directors of the Board of Directors to exercise the authority otherwise assigned to the Audit Committee. A related party transaction may be consummated only if it is ratified or approved by the Audit Committee or disinterested members of the Board of Directors and if it is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Each of the transactions discussed below was approved by our Audit Committee.

In July 2005, we acquired J. Percy for Marvin Richards, Ltd., CK Outerwear LLC and a 50% interest in Fabio Licensing, LLC (“Marvin Richards”) pursuant to a Stock Purchase Agreement with the former shareholders of Marvin Richards. Sammy Aaron, our Vice Chairman and a director, was one of the former shareholders of Marvin Richards. The Stock Purchase Agreement provides that we will pay additional cash consideration to the former shareholders if our Marvin Richards division achieves a certain amount of earnings before interest and taxes and amortization of intangibles during each fiscal year ending on January 31, 2006 through January 31, 2009. We anticipate paying approximately $1,442,500 of additional cash consideration to Mr. Aaron with respect to the fiscal year ended January 31, 2009.

Jeffrey Goldfarb, the son of Morris Goldfarb, our Chairman, Chief Executive Officer and a director, is the President of our Calvin Klein Ladies Suit division. Jeffrey Goldfarb has been employed by us since 2002 in several different capacities. Jeffrey Goldfarb is a nominee to serve on our Board of Directors. Jeffrey Goldfarb was paid an aggregate salary and bonus of $305,384 for his services during fiscal 2009. In July 2008, he entered into an executive transition agreement with us, under which he is entitled to receive specified severance payments and benefits in the event of his involuntary termination in conjunction with a change of control of G-III.

STOCKHOLDER PROPOSALS

All stockholder proposals which are intended to be presented at our Annual Meeting of Stockholders to be held in 2010 must be received by us no later than January 4, 2010 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. All such proposals should be addressed to G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, NY 10018, Attention: Secretary.

Any stockholder who intends to propose any other matter to be acted upon at the Annual Meeting of Stockholders to be held in 2010 (but not include such proposal in the Board of Directors’ proxy statement and form of proxy) must inform us no later than January 4, 2010. If notice is not provided by that date, the persons named in the proxy for the 2010 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2010 Annual Meeting. All notice should be addressed to G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, NY 10018, Attention: Secretary.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

Wayne S. Miller
Secretary

Dated: May 4, 2009

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 512 SEVENTH AVENUE, NEW YORK, NEW YORK 10018.

APPENDIX A

G-III APPAREL GROUP, LTD.

2005 STOCK INCENTIVE PLAN

(As previously amended on June 7, 2007 and September 11, 2007, and proposed to be amended as of June 9, 2009)

1. Purpose.  The purpose of the G-III Apparel Group, Ltd. 2005 Stock Incentive Plan (the “Plan”) is to enable G-III Apparel Group, Ltd., a Delaware corporation (the “Company”), and its stockholders to secure the benefits of ownership of Company common stock, $.01 par value (the “Common Stock”), by eligible personnel of the Company and its affiliates. The Board of Directors of the Company (the “Board”) believes that the grant of awards pursuant to the Plan will foster the Company’s ability to attract, retain and motivate such persons.

2. Types of Awards.  Awards under the Plan may be in the form of any one or more of the following: (a) options to purchase shares of Common Stock at a specified price during specified time periods granted pursuant to Section 7(b) (“Options”), including Options intended to qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and Options that do not qualify as ISOs; (b) stock appreciation rights granted pursuant to Section 7(c) (“SARs”); (c) Common Stock granted pursuant to Section 7(d) which is subject to certain restrictions and to a risk of forfeiture (“Restricted Stock”); (d) rights to receive Common Stock at the end of a specified deferral period granted pursuant to Section 7(e) (“Deferred Stock”), whether denominated as “stock units,” “restricted stock units,” “phantom shares” or “performance shares”; (e) other stock-based awards granted pursuant to Section 7(f) (“Other Stock-Based Awards”); and/or (f) performance-based awards granted pursuant to Section 7(h) (“Performance Awards”).

3. Available Shares.  Subject to the provisions of Section 9, the Company may issue a total of 3,449,771 shares of Common Stock pursuant to the Plan. Notwithstanding the preceding sentence, subject to the provisions of Section 9, in no event may more than 1,340,000 shares of Common Stock be issued pursuant to the exercise of ISOs granted under the Plan. In determining the number of shares available for issuance pursuant to the Plan at any time, the following shares shall be deemed not to have been issued (and shall remain available for issuance) pursuant to the Plan: (a) shares subject to an award that is forfeited, canceled, terminated or settled in cash; (b) shares repurchased by the Company from the recipient of an award for not more than the original purchase price of such shares or forfeited to the Company by the recipient of an award; and (c) shares withheld or tendered by the recipient of an award as payment of the exercise or purchase price under an award or the tax withholding obligations associated with an award. Such shares may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock may be issued under the Plan.

4. Per-Person Award Limitation.  In each fiscal year during any part of which the Plan is in effect, an eligible person may be granted awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code relating to up to his Annual Share Limit. Subject to the provisions of Section 9, an eligible person’s “Annual Share Limit” shall equal, in any year during any part of which the eligible person is then eligible under the Plan, 50,000 shares plus the amount of the eligible person’s unused Annual Share Limit as of the close of the previous year.

5. Administration.

(a) Committee.  The Plan shall be administered by the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan from time to time (the “Committee”). The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board. Notwithstanding the foregoing, the Compensation Committee will have sole responsibility and authority for matters relating to the grant and administration of awards to non-employee directors of the Company.

(b) Responsibility and Authority of Committee.  Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (i) select the persons to whom awards shall be made; (ii) prescribe the terms and conditions of each award and make amendments thereto; (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan; and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c) Delegation of Authority.  To the fullest extent authorized under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to officers of the Company or any affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine.

(d) Committee Actions.  A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e) Indemnification.  The Company shall indemnify and hold harmless each member of the Board, the Committee or any officer or subcommittee member to whom authority is delegated by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

6. Eligibility.  Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates.

7. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of awards in the event of termination of employment or service by the recipient. The Committee shall require the payment of lawful consideration for an award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an award except as limited by the Plan. The Committee may not accelerate the vesting of an outstanding award in connection with the termination of a participant’s employment unless either (1) such termination is in connection with a change in control or the participant’s death, total disability or retirement, or (2) such termination occurs for any other reason and the net number of shares the Company would issue by reason of such acceleration of vesting would not cause the Company to exceed the 10% limitation contained in Section 7(g) (relating to the issuance of shares under full value stock awards), determined as if such issuance would be made pursuant to a full value stock award.

(b) Stock Options.  The Committee is authorized to grant Options to eligible persons on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant of such Option.

(ii) Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (including, without limitation, cash, Common Stock (including through withholding of Common Stock deliverable upon exercise), other awards or awards granted under other plans of the Company or any affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law) and the methods by or forms in which Common Stock shall be delivered or deemed to be delivered in satisfaction of Options.

(iii) ISO Grants to 10% Stockholders.  Notwithstanding anything to the contrary in this Section 7(b), if an ISO is granted to an employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a subsidiary corporation thereof (as such term is defined in Section 424 of the Code), the term of the Option shall not exceed five years from the date of grant and the exercise price shall be at least 110% of the Fair Market Value (on the date of grant) of the Common Stock subject to the Option.

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to eligible persons on the following terms and conditions:

(i) Right to Payment.  A SAR shall confer on the recipient a right to receive a payment, in shares of Common Stock, with a value equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than the Fair Market Value of the same number of shares at the time the SAR was granted.

(ii) Other Terms.  The Committee shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, the method by or forms in which Common Stock shall be delivered or deemed to be delivered to recipients upon exercise of a SAR, whether or not a SAR shall be free-standing or in tandem or combination with any other award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to eligible persons on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Notwithstanding the foregoing, (i) the original stated time-based vesting period applicable to a restricted stock award may not be shorter than three years, and (ii) the original stated performance period applicable to performance-based vesting of a restricted stock award may not be shorter than one year. Except to the extent restricted under the terms of the Plan and any award document relating to the Restricted Stock, a recipient of Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirements imposed by the Committee).

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the recipient, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates and that the recipient deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.  As a condition to the grant of an award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

(e) Deferred Stock.  The Committee is authorized to grant Deferred Stock to eligible persons, which are rights to receive Common Stock, other awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions.  The issuance of Common Stock shall occur upon expiration of the deferral period specified for an award of Deferred Stock by the Committee. Notwithstanding the foregoing, (i) the original stated time-based vesting period applicable to a deferred stock award may not be shorter than three years, and (ii) the original stated performance period applicable to performance-based vesting of a deferred stock award may not be shorter than one year. In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Common Stock, other awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Common Stock covered by an award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, with the amount or value thereof automatically deemed reinvested in additional Deferred Stock.

(f) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to eligible persons such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, stock bonuses, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units and awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States. The Committee shall determine the terms and conditions of such awards.

(g) Notwithstanding anything to the contrary contained herein, the aggregate number of shares the Company may issue pursuant to full value stock awards under Section 7(f) may not exceed 10% of the aggregate number of shares that may be issued under the Plan.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to eligible persons on the following terms and conditions:

(i) Generally.  The Committee may specify that any award granted under the Plan shall constitute a Performance Award by conditioning the grant, exercise, vesting or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under this Section 7(h) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(ii) Awards exempt under Section 162(m) of the Code.  If the Committee determines that an Award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (other than Options or SARs which otherwise qualify as “performance-based compensation” for purposes of Section 162(m) of the Code), the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of one or more preestablished, objective performance goals. The performance goal or goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection (ii). One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (1) revenues on a corporate or product by product basis; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) and/or stock price, dividends or total stockholder return. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. All determination by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such award, that the performance objective relating to the Performance Award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

8. Limits on Transferability.  No award or other right or interest of an award recipient under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such recipient to any party (other than the Company or an affiliate thereof), or assigned or transferred by such recipient otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a recipient, and such awards or rights that may be exercisable shall be exercised during the lifetime of the recipient only by the recipient or his or her guardian or legal representative, except that awards and other rights may be transferred to one or more transferees during the lifetime of the recipient, and may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any award recipient shall be subject to all terms and conditions of the Plan and any award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. For purposes hereof, “beneficiary” shall mean the legal representatives of the recipient’s estate entitled by will or the laws of descent and distribution to receive the benefits under a recipient’s award upon a recipient’s death, provided that, if and to the extent authorized by the Committee, a recipient may be permitted to designate a beneficiary, in which case the

“beneficiary” instead shall be the person, persons, trust or trusts (if any are then surviving) which have been designated by the recipient in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the recipient’s award upon such recipient’s death.

9. Capital Changes, Reorganization, Sale.

(a) Adjustments upon Changes in Capitalization.  The aggregate number and class of shares issuable pursuant to the Plan and pursuant to the exercise of ISOs, the Annual Share Limit, the number and class of shares and the exercise price per share covered by each outstanding Option, the number and class of shares and the base price per share covered by each outstanding SAR, the number and class of shares covered by each outstanding award of Deferred Stock or Other Stock-Based Award or Performance Award, any per-share base or purchase price or target market price included in the terms of any such award, and related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b) Cash, Stock or Other Property for Stock.  In the case of a merger, sale of assets or similar transaction which results in a replacement of the Common Stock with stock of another corporation (an “Exchange Transaction”), the Company shall make a reasonable effort, but shall not be required, to replace any outstanding Options or SARs with comparable options to purchase the stock or SARs on the stock of such other corporation, or shall provide for immediate exercisability of all outstanding Options and SARs, with all options or SARs not being exercised within the time period specified by the Board being terminated. The Committee, acting in its discretion, may accelerate vesting of Restricted Stock, Deferred Stock, Other Stock-Based Awards and Performance Awards, provide for cash settlement and/or make such other adjustments to the terms of such awards as it deems appropriate in the context of an Exchange Transaction, taking into account the manner in which outstanding Options and SARs are being treated.

(c) Fractional Shares.  In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded and each such award shall cover only the number of full shares resulting from the adjustment.

(d) Determination of Board to be Final.  All adjustments under this Section 9 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

10. Tax Withholding.  As a condition to the exercise of any award, the delivery of any shares of Common Stock pursuant to any award, the lapse of restrictions on any award or the settlement of any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 10 by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

11. Fair Market Value.  For purposes of the Plan, “Fair Market Value” shall mean the fair market value of the Common Stock as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Common Stock as of any given date shall be the closing sale price per share of Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

12. Amendment and Termination of the Plan.  Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, the Board, acting in its sole discretion and without further action on the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding award without the written consent of the award recipient.

13. General Provisions.

(a) Compliance with Law.  The Company shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Transfer Orders; Placement of Legends.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) No Rights Conferred.  Nothing contained herein shall be deemed to give any individual a right to receive an award under the Plan or to be retained in the employ or service of the Company or any affiliate.

(d) Decisions and Determinations to be Final.  Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

(e) Nonexclusivity of the Plan.  No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.

14. Governing Law.  The Plan and each award agreement or other document evidencing an award shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.

15. Term of the Plan.  The Plan shall become effective on the date on which it is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award and of the Plan, as each is then in effect or is thereafter amended.

APPENDIX B

BONUS PROVISION OF
OCTOBER 2008 AMENDMENT TO
EMPLOYMENT AGREEMENT WITH SAMMY AARON

3. Compensation.  Effective February 1, 2009, Section 3 of the Employment Agreement is hereby amended by

...

(ii) adding the following new paragraph (b) to such Section:

“(b) For each fiscal year during the Term, commencing with the fiscal year ending January 31, 2010, Executive shall be entitled to receive an annual cash bonus equal to the percentage of the Company’s Pre-Tax Income (as hereinafter defined) in excess of $2,000,000 with respect to each fiscal year of the Company during the Term, as follows:

Percentage of Pre-Tax Income in Excess
If Pre-Tax Income is:	of $2,000,000 to be Paid to Executive is:

Under $2,000,000	-0-
$2,000,000 to $6,000,000	3%
$6,000,001 or more	4%

The term “Pre-Tax Income” as used in this Agreement shall mean the net income of the Company and its subsidiaries, as reported in the consolidated financial statements of the Company prepared by the Company’s independent public accountants, plus the sum of (i) the income taxes set forth in such financial statements and (ii) the amount of the bonus payable pursuant to this Section 3(b); provided, however that Pre-Tax Income shall be determined without regard to any extraordinary item, as such term is used in generally accepted accounting principles.”

B-1

G-III APPAREL GROUP, LTD.

This Proxy Is Solicited By The Board of Directors For The
Annual Meeting of Stockholders To Be Held On June 9, 2009

The undersigned, a stockholder of G-III Apparel Group, Ltd. (the “Corporation”), hereby constitutes and appoints Morris Goldfarb and Wayne S. Miller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, June 9, 2009, and at any and all adjournments or postponements thereof, as follows:

(1)	ELECTION OF DIRECTORS

 ☐     FOR the nominees listed below (except as marked to the contrary below)

 ☐     WITHHOLDING AUTHORITY to vote for all the nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominees:  Morris Goldfarb, Sammy Aaron, Thomas J. Brosig, Alan Feller, Jeffrey Goldfarb, Carl Katz, Laura Pomerantz, Willem van Bokhorst and Richard White.

(2)	PROPOSAL TO APPROVE THE PERFORMANCE-BASED BONUS PROVISION OF THE AMENDED EMPLOYMENT AGREEMENT WITH SAMMY AARON

 ☐     FOR       ☐     AGAINST       ☐     ABSTAIN

(3)     PROPOSAL TO APPROVE AMENDMENTS TO OUR 2005 STOCK INCENTIVE PLAN

 ☐     FOR       ☐     AGAINST       ☐     ABSTAIN

(4)     PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

 ☐     FOR       ☐     AGAINST       ☐     ABSTAIN

(5)	In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2, 3 and 4. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4. Any and all proxies heretofore given by the undersigned are hereby revoked.

Dated:

Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.

Please Date, Sign and Mail in the Enclosed Reply Envelope